                                                                   EXHIBIT 10.11




                                  $65,000,000

                     SENIOR SUBORDINATED CREDIT AGREEMENT

                                  dated as of

                              September 30, 1998

                                     among

                             BGF INDUSTRIES, INC.
                                 as Borrower,

                             CERTAIN SUBSIDIARIES
                          TIME TO TIME PARTY HERETO,
                                as Guarantors,

                          THE LENDERS PARTIES HERETO

                                      AND

                     FIRST UNION INVESTORS, INC. as Agent

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
SECTION 1 DEFINITIONS................................................................  1

         1.1 Certain Defined Terms...................................................  1
         1.2 Accounting Terms........................................................ 28
         1.3 Other Definitional Provisions........................................... 28

SECTION 2 AMOUNT AND TERMS OF BRIDGE LOAN COMMITMENT AND LOANS; BRIDGE NOTES......... 28

         2.1 Bridge Loan and Bridge Note............................................. 28
         2.2 Interest on the Bridge Loan............................................. 30
         2.3 Fees.................................................................... 31
         2.4 Prepayments and Payments................................................ 31
         2.5 Use of Proceeds......................................................... 35

SECTION 3 CONDITIONS................................................................. 35

         3.1 Conditions to Bridge Loan............................................... 35

SECTION 4 REPRESENTATIONS AND WARRANTIES............................................. 39

         4.1 Organization and Good Standing; Capitalization.......................... 39
         4.2 Authorization and Power................................................. 40
         4.3 No Conflicts or Consents................................................ 40
         4.4 Enforceable Obligations................................................. 41
         4.5 Properties; Liens....................................................... 41
         4.6 Financial Condition..................................................... 41
         4.7 Full Disclosure......................................................... 43
         4.8 No Default.............................................................. 43
         4.9 Compliance with Contracts, Etc.......................................... 43
         4.10 No Litigation.......................................................... 43
         4.11 Use of Proceeds; Margin Stock, Etc..................................... 44
         4.12 Taxes.................................................................. 44
         4.13 ERISA.................................................................. 44
         4.14 Compliance with Law.................................................... 44
         4.15 Government Regulation.................................................. 45
         4.16 Intellectual Property.................................................. 45
         4.17 Environmental Matters.................................................. 45
         4.18 Survival of Representations and Warranties............................. 47
         4.19 Permits................................................................ 47
         4.20 Insurance.............................................................. 47
         4.21 Labor Matters.......................................................... 47

         4.22 Guarantees......................................................................... 48
         4.23 Senior Subordinated Indenture; Etc................................................. 48
         4.24 Broker's or Finder's Fees.......................................................... 49
         4.25 Year 2000 Compliance............................................................... 49

SECTION 5 AFFIRMATIVE COVENANTS.................................................................. 49

         5.1 Financial Statements and Other Reports.............................................. 49
         5.2 Corporate Existence, Etc............................................................ 54
         5.3 Payment of Taxes and Claims; Tax Consolidation...................................... 54
         5.4 Maintenance of Properties; Insurance................................................ 54
         5.5 Inspection.......................................................................... 55
         5.6 Equal Security for Bridge Loan...................................................... 55
         5.7 Compliance with Laws, Etc........................................................... 55
         5.8 Maintenance of Accurate Records, Etc................................................ 56
         5.9 Take-Out Financing.................................................................. 56
         5.10 Exchange of Bridge Notes........................................................... 56
         5.11 ERISA Compliance................................................................... 58
         5.12 Payments in U.S. Dollars........................................................... 58
         5.13 Register........................................................................... 58
         5.14 Lenders Meeting.................................................................... 58
         5.15 Guarantors......................................................................... 59
         5.16 Marketing Bridge Notes and Take-Out Securities..................................... 59
         5.17 Environmental Matters.............................................................. 59

SECTION 6 NEGATIVE COVENANTS..................................................................... 60

         6.1 Indebtedness........................................................................ 60
         6.2 Liens............................................................................... 61
         6.3 Restricted Payments................................................................. 63
         6.4 Contingent Obligations.............................................................. 64
         6.5 Layering of Indebtedness............................................................ 65
         6.6 Restriction on Fundamental Changes.................................................. 65
         6.7 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries........ 66
         6.8 Transactions with Shareholders and Affiliates....................................... 67
         6.9 Subsidiary Stock; Borrower Restrictions............................................. 67
         6.10 Business Activities................................................................ 68
         6.11 Amendment or Waivers of Certain Documents.......................................... 68
         6.12 Amendment to Charter Documents..................................................... 68
         6.13 Asset Sales........................................................................ 68
         6.14 Transfer of Assets to Subsidiaries................................................. 68
         6.15 Sale and Leaseback Transactions.................................................... 69
         6.16 Refinancing of the Bridge Loan in Part............................................. 69

SECTION 7 EVENTS OF DEFAULT..................................................................... 69

         7.1 Failure to Make Payments When Due.................................................. 69
         7.2 Default in Other Agreements........................................................ 69
         7.3 Breach of Certain Covenants........................................................ 70
         7.4 Breach of Warranty................................................................. 70
         7.5 Other Defaults Under Agreement or Loan Documents................................... 70
         7.6 Involuntary Bankruptcy; Appointment of Custodian, Etc.............................. 70
         7.7 Voluntary Bankruptcy; Appointment of Custodian, Etc................................ 70
         7.8 Judgments and Attachments.......................................................... 71
         7.9 Dissolution........................................................................ 71
         7.10 Guarantee......................................................................... 71
         7.11 ERISA............................................................................. 71
         7.12 Foreclosure....................................................................... 72
         7.13 Security for Glass Holdings Loan.................................................. 72
         7.14 Failure to Make Tax Payments When Due............................................. 72

SECTION 8 SUBORDINATION......................................................................... 73

         8.1 Obligations Subordinated to Senior Indebtedness of the Borrower.................... 73
         8.2 Priority and Payment Over of Proceeds in Certain Events............................ 73
         8.3 Payments May Be Paid Prior to Dissolution.......................................... 75
         8.4 Rights of Holders of Senior Indebtedness of the Borrower Not To Be Impaired........ 76
         8.5 Subrogation........................................................................ 76
         8.6 Obligations of the Borrower Unconditional.......................................... 77
         8.7 Lenders Authorize Agent to Effectuate Subordination................................ 77

SECTION 9 THE AGENT............................................................................. 78

         9.1 Appointment........................................................................ 78
         9.2 Delegation of Duties............................................................... 78
         9.3 Exculpatory Provisions............................................................. 78
         9.4 Reliance by Agent.................................................................. 79
         9.5 Notice of Default.................................................................. 79
         9.6 Non-Reliance on Agent and Other Lenders............................................ 80
         9.7 Indemnification.................................................................... 80
         9.8 Agent in Its Individual Capacity................................................... 81
         9.9 Resignation of the Agent; Successor Agent.......................................... 81

SECTION 10 GUARANTEE............................................................................ 81

         10.1 Unconditional Guarantee........................................................... 81
         10.2 Subordination of Guarantee........................................................ 82
         10.3 Severability...................................................................... 82
         10.4 Limitation of Guarantor's Liability............................................... 83
         10.5 Guarantors May Consolidate, etc., on Certain Terms................................ 83

         10.6 Contribution...................................................................... 83
         10.7 Waiver of Subrogation............................................................. 84
         10.8 Evidence Guarantee................................................................ 84
         10.9 Waiver of Stay, Extension or Usury Laws........................................... 85

SECTION 11 SUBORDINATION OF GUARANTEE OBLIGATIONS............................................... 85

         11.1 Guarantee Obligations Subordinated to Guarantor Senior Indebtedness............... 85
         11.2 Priority and Payment Over of Proceeds in Certain Events........................... 85
         11.3 Payments May Be Paid Prior to Dissolution......................................... 87
         11.4 Rights of Holders of Guarantor Senior Indebtedness Not To Be Impaired............. 87
         11.5 Subrogation....................................................................... 88
         11.6 Obligations of the Guarantors Unconditional....................................... 89
         11.7 Lenders Authorize Agent to Effectuate Subordination............................... 89

SECTION 12 MISCELLANEOUS........................................................................ 90

         12.1 Representation of the Lenders..................................................... 90
         12.2 Participations in and Assignments of Bridge Loan.................................. 90
         12.3 Expenses.......................................................................... 92
         12.4 Indemnitee........................................................................ 92
         12.5 Setoff............................................................................ 93
         12.6 Amendments and Waivers............................................................ 93
         12.7 Independence of Covenants......................................................... 94
         12.8 Entirety.......................................................................... 94
         12.9 Notices........................................................................... 95
         12.10 Survival of Warranties and Certain Agreements.................................... 95
         12.11 Failure or Indulgence Not Waiver; Remedies Cumulative............................ 95
         12.12 Severability..................................................................... 95
         12.13 Headings......................................................................... 96
         12.14 Applicable Law................................................................... 96
         12.15 Successors and Assigns; Subsequent Holders of Bridge Notes....................... 96
         12.16 Counterparts; Effectiveness...................................................... 96
         12.17 Consent to Jurisdiction; Venue; Waiver of Jury Trial............................. 96
         12.18 Payments Pro Rata................................................................ 97
         12.19 Taxes............................................................................ 98
         12.20 Waiver of Stay, Extension or Usury Laws.......................................... 99
         12.21 Requirements of Law.............................................................. 99
         12.22 Confidentiality..................................................................100
         12.23 Compensation.....................................................................100

SCHEDULES

A      EXISTING LIENS
B      ENVIRONMENTAL MATTERS
C      EXISTING INDEBTEDNESS
D      AFFILIATE TRANSACTION

EXHIBITS

I      FORM OF BRIDGE NOTE
II     FORM OF COMPLIANCE CERTIFICATE
III    FORM OF NOTICE OF BORROWING
IV     FORM OF REGISTRATION RIGHTS AGREEMENT
V      FORM OF OPINION OF ALSTON & BIRD- COUNSELTHE COMPANY AND THE GUARANTORS
VI     FORM OF OPINION OF CLEARY, GOTTLIEB, STEEN & HAMILTON - FOR THE LENDERS
VII    FORM OF NOTATION OF GUARANTEE VIII FORM OF ASSIGNMENT AND ASSUMPTION
        AGREEMENT
IX     FORM OF SECTION 12.2E(ii) CERTIFICATE

     This Senior Subordinated Credit Agreement is dated as of September 30, 1998, and entered into by and among BGF Industries, Inc., a Delaware corporation (the "Borrower"), such Subsidiaries of the Borrower as may from time to time become a party hereto (the "Guarantors"), the banks and other financial institutions from time to time parties hereto (the "Lenders" and individually a "Lender") and First Union Investors, Inc. ("First Union"), as agent for the Lenders (in such capacity, the "Agent").


                                   RECITALS


     WHEREAS, the Borrower desires that the Lenders extend a senior subordinated credit facility to the Borrower in connection with the JV Transactions (as defined herein);

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:


SECTION 1  DEFINITIONS


     1.1  Certain Defined Terms
          ---------------------

     The following terms used in this Agreement shall have the following meanings:

     "Acquired Assets" means all or substantially all of the assets constituting the Business.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Borrower or at the time it merges or consolidates with the Borrower or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Borrower or such acquisition, merger or consolidation. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Subsidiary of the Borrower or at the time it merges or consolidates with the Borrower or a Subsidiary of the Borrower or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

     "Acquisition" means, collectively, (i) the acquisition by AGY of the Acquired Assets pursuant to the Asset Contribution and Sale Agreements and (ii) the AGY Holdings Acquisition.

     "Adjusted Net Assets" shall have the meaning provided in Section 10.6.

     "Affiliate," means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling", "controlled by" and "under common control with" have meanings correlative of the foregoing; provided, however, that beneficial
                                       --------  -------
ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided that none of First Union or any
         --------
of its Affiliates shall be treated as an Affiliate of the Borrower or of any Subsidiary of the Borrower.

     "Affiliate Transaction" has the meaning ascribed to it in Section 6.8.

     "Agent" has the meaning ascribed to it in the introduction to this Agreement.

     "AGY" means Advanced Glassfiber Yarns, LLC, a limited liability company formed under the Delaware Limited Liability Company Act.

     "AGY Bridge Loan Facility" means that certain credit agreement to be entered into on or before the Closing Date between AGY, AGY Capital, the guarantors from time to time that are parties thereto, the lenders from time to time a party thereto and First Union and Warburg Dillon Read LLC, as co-agents, pursuant to which AGY and AGY Capital may borrow up to $150,000,000 in the aggregate at any one time outstanding together with the documents related thereto (including, without limitation, any guarantee agreements), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of AGY and AGY Capital as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "AGY Capital" means AGY Capital Corp., a Delaware corporation.

     "AGY Holdings" means AGY Holdings Inc., a Delaware corporation and Wholly-Owned Subsidiary of Glass Holdings.

     "AGY Holdings Acquisition" means the acquisition by AGY Holdings of a 51% interest in AGY pursuant to the LLC Sale and Purchase Agreement.

     "AGY Holdings Distribution" means the cash payment of approximately $199.0 million made by AGY to AGY Holdings concurrently with the consummation of the other JV Transactions.

     "AGY Senior Credit Facility" means that certain credit agreement to be entered into on or before the Closing Date between AGY, AGY Capital, the guarantors from time to time a party thereto, the lenders from time to time a party thereto and First Union National Bank, as agent, pursuant to which the Borrower may borrow up to $315,000,000 in the aggregate at any one time outstanding together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of AGY and AGY Capital as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Agreement" means this Senior Subordinated Credit Agreement dated as of September 30, 1998, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Amended and Restated Commitment Letter" means the (i) letter agreement dated September 30, 1998, among the Borrower, FUCM and First Union pursuant to which First Union committed to provide the Bridge Loan to the Borrower, subject to the terms and conditions thereof and (ii) the letter agreement dated September 30, 1998 among the Borrower, FUCM and First Union pursuant to which the Borrower committed to pay First Union and its Affiliates certain fees and to satisfy certain other obligations to First Union and its Affiliates in respect of the commitment set forth in (i) above.

     "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a) (18) of ERISA) and (ii) otherwise, the excess of (a) the greater of the current liability (as defined in Section 412(1) (7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

     "Applicable Interest Rate" means for each Interest Period, (i) the greater of the Applicable LIBOR Based Rate and the Applicable Treasury Based Rate plus
(ii) the Applicable Spread; provided, however, that in no event shall the
                            --------  -------
Applicable Interest Rate exceed 18% per annum.

     "Applicable LIBOR Based Rate" means for any Interest Period, (i) an interest rate per annum equal to the rate of interest appearing on Telerate Page 3750 (or any successor page) or if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Euro-dollar market, at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period in the amount of the Bridge Loan outstanding plus (ii) 4.25% per annum.

     "Applicable Redemption Premium" means, (i) with respect to any redemption of Exchange Notes occurring in the first year following the fifth anniversary of the Closing Date, a redemption premium equal to 50.0% of the interest rate borne by the Exchange Notes, (ii) with respect to any redemption of Exchange Notes occurring in the second year following the fifth anniversary of the Closing Date, a redemption premium equal to 33.3% of the interest rate borne by the Exchange Notes, (iii) with respect to any redemption of Exchange Notes occurring in the third year following the fifth anniversary of the Closing Date, a redemption premium equal to 16.6% of the interest rate borne by the Exchange Notes and (iv) with respect to any redemption of Exchange Notes occurring in or after the fourth year following the fifth anniversary of the

Closing Date, a redemption premium equal to 0.0% of the interest rate borne by the Exchange Notes.

     "Applicable Spread" means (i) 0.0% per annum for the Interest Period commencing on the Closing Date, (ii) 0.25% per annum for the Interest Period commencing on the last day of the Interest Period referred to in clause (i), and
(iii) for each subsequent Interest Period, the Applicable Spread in effect for the immediately preceding Interest Period plus 0.25% per annum.

     "Applicable Treasury Based Rate" means for any Interest Period, (i) a rate per annum determined by the Agent on the Interest Rate Determination Date for such Interest Period (such determination to be based upon quotes obtained by the Agent from established dealers in such market) to be the yield expressed as a rate in the secondary market on United States Treasury securities of substantially the same principal amount as the Bridge Notes and having a maturity of one, three, five or ten years, whichever maturity produces the highest yield for such Interest Period plus (ii) 4.25% per annum.

     "Asset Acquisition" means (a) an Investment by the Borrower or any Subsidiary of the Borrower in any other person pursuant to which such Person shall be merged with or into the Borrower or any Subsidiary of the Borrower, or
(b) the acquisition by the Borrower or any Subsidiary of the Borrower of the assets of any person (other than a Subsidiary of the Borrower) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Contribution Agreement" means the Amended and Restated Asset Purchase Agreement, dated as of July 31, 1998, between Owens and AGY.

     "Asset Contribution and Sale Agreements" means, collectively, (i) the Asset Contribution Agreement, (ii) the NVOC Asset Purchase Agreement, (iii) the OCC Asset Purchase Agreement and (iv) the OC Japan Asset Purchase Agreement.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any Sale and Leaseback Transaction) by the Borrower or by any of its Subsidiaries to any Person other than the Borrower or any of its Wholly-Owned Subsidiaries (any such transaction, a "disposition") of (i) any of the stock of any of the Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or of any of its Subsidiaries, or
(iii) any other assets (whether tangible or intangible) of the Borrower or of any of its Subsidiaries; excluding (a) any disposition of Cash Equivalents or
                         ---------
inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Borrower or any of its Subsidiaries or the lease or sublease of any real or personal property in the ordinary course of business, (b) any disposition of stock or assets in any single transaction or related series of transactions the aggregate value of which does not exceed $2,000,000.

     "Asset Sale Transaction" means Asset Sales and, whether or not constituting an Asset Sale, (i) any sale or other disposition of Capital Stock and (ii) any sale or other disposition excluded from the definition set forth herein of "Asset Sale" by clause (iii)(b) of such definition.

     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement, dated the Closing Date, between AGY and AGY Holdings.

     "Bankruptcy Law" means Title 11 of the United States Code entitled "bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of- a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

     "Belmont" shall mean Belmont of America, Inc., a Delaware corporation.

     "Board of Directors" means, (i) in the case of a Person that is a corporation, the board of directors of such person or any committee authorized to act therefor and (ii) in the case of any other person, the board of directors, management committee, or similar governing body or any authorized committee thereof responsible for the management and affairs of such Person.

     "Borrower" has the meaning ascribed to it in the introduction to this Agreement.

     "Borrower Transactions" means, collectively, (i) the incurrence by the Borrower of the Bridge Loan hereunder on the Closing Date, (ii) the incurrence by the Borrower of the Senior Credit Facility on or prior to the Closing Date,
(iii) the Glass Holdings Loan, (iv) any other transactions on or prior to the Closing Date contemplated in relation to any of the foregoing and (v) the payment of fees and expenses in connection with any of the foregoing; provided,
                                                                      --------
that the term "Borrower Transactions" shall not include the transactions referred to in clauses (ii) - (x) of the definition of "JV Transactions."

     "Bridge Loan" has the meaning ascribed to it in Section 2.1A

     "Bridge Loan Commitment" means the commitment of the Lenders to make the Bridge Loan as set forth in Section 2.1A.

     "Bridge Notes" has the meaning ascribed to it in Section 2.1D.

     "Business" means the glass yarns and specialty materials business of Owens.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of Charlotte, North Carolina or New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close; provided, however, that when used in connection
                              --------  --------
with a rate determination, borrowing or payment with respect to the Bridge Notes, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     "Capital Lease," as applied to any person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and
(ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means obligations under a Capital Lease, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when so received) received from such Asset Sale.

     "Change of Control" means the occurrence of any of the following: (A) Robert Porcher and members of his immediate family, or trusts solely for their benefit, shall fail to own and control, directly or indirectly, at least 69.6% of the issued and outstanding Capital Stock and of the voting power of the issued and outstanding Voting Stock of Societe Saumuroise de

Participations S.A. ("SSP"); (B) SSP shall fail to own and control, directly or indirectly, at least 63.3% of the Capital Stock and of the voting power of the issued and outstanding Voting Stock of Porcher Industries S.A. ("Porcher"); (C) Porcher shall fail to own and control, directly or indirectly, at least 100% of the Capital Stock and of the voting power of the issued and outstanding Voting Stock of Glass Holdings; or (D) Glass Holdings shall fail to own and control, directly or indirectly, at least 100% of the Capital Stock and of the voting power of the issued and outstanding Voting Stock of the Borrower; provided,
                                                                  --------
however, that the failure by Glass Holdings to own and control 100% of the
-------
Capital Stock and of the voting power of the Voting Stock of the Borrower shall not be deemed to constitute a Change of Control if such failure results solely from the issuance to First Union or its assignee of warrants to purchase Capital Stock of the Borrower issued pursuant to the Amended and Restated Commitment Letter. Each percentage in the preceding sentence shall be calculated on a fully diluted basis after giving effect to the conversion, exchange or exercise of all outstanding warrants, options and other similar agreements or obligations of the relevant Person that are or could become convertible, exchangeable or exercisable for Capital Stock or Voting Stock of the relevant Person.

     "Change of Control Date" has the meaning ascribed to it in Section
2.4A(iv).

     "Change of Control Offer" has the meaning ascribed to it in Section
2.4A(iv).

     "Change of Control Payment Date" has the meaning ascribed to it in Section 2.4A(iv).

     "Change of Control Purchase Price" has the meaning ascribed to it in
Section 2.4A(iv).

     "Closing Date" has the meaning ascribed to it in Section 2.1B.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock

     "Compliance Certificate" means a certificate substantially in the form of
Exhibit II delivered to the Agent by the Borrower pursuant to Section 5.1.
----------

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; and (iii) Consolidated Non-cash Charges for such period; less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

     "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to Consolidated Fixed Charges for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of the Borrower or any of its Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period and (ii) any Asset Sale Transactions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Borrower or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income" but without giving effect to clause (c) of the definition of Consolidated Net Income) attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Borrower or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Borrower or any of its Subsidiaries had directly Incurred such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination; (2) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Borrower (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Borrower (determined by treating the Borrower as the common parent of a consolidated group consisting of the Borrower and its Subsidiaries), expressed as a decimal.

     "Consolidated Income Tax Expense" means, with respect to the Borrower for any period, the provision for Federal, state, local and foreign income taxes payable by or on behalf of the Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP (determined by treating the Borrower as the common parent of a consolidated group consisting of the Borrower and its Subsidiaries).

     "Consolidated Interest Expense" means, for any period, the sum of, without duplication: (i) the aggregate of cash and non-cash interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not interest expense in accordance with GAAP), (a) any amortization of debt discount and any amortization or write off of deferred financing costs, (b) the net costs under Hedging Obligations related to Indebtedness (including amortization of fees), (c) all capitalized interest, (d) the interest portion of any deferred payment obligation, (e) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances and (f) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on the assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon); and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Borrower and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Borrower and its Subsidiaries for such period on a consolidated basis (after giving effect to any decrease (but not increase) attributable to minority interests in Subsidiaries), determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) net
           --------  -------
after-tax gains and losses from Asset Sale Transactions or abandonments or reserves relating thereto, (b) net after-tax items classified as extraordinary gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary or is merged or consolidated with the Borrower or any Subsidiary, (d) the net income (but not loss) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary, except to the extent of cash dividends or distributions paid to the Borrower or to a Subsidiary by such Person and (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Exchange Date.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Contested Claim" means any Tax, Indebtedness or other claim or liability
(i) the validity or amount of which is being diligently contested in good faith,
(ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of the Borrower or of any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

     "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of such other Person that such obligation of such other Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedging Obligations. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by the referent Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of the referent Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CSG" means Compagnie Saint-Gobain, a corporation organized under the laws of France.

     "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement other similar agreement or arrangement as to which such Person is a party.

     "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

     "Daylight Loan" means the loan of approximately $199.0 million from First Union National Bank to AGY Holdings pursuant to the Daylight Loan Agreement.

     "Daylight Loan Agreement" means the definitive documentation as executed on the Closing Date evidencing the Daylight Loan including, without limitation all related instruments and documents (including security documents).

     "Demand Take-Out Notes" means senior subordinated notes of the Borrower issued under an indenture to be negotiated by the Borrower and the Take-Out Bank, which Demand Take-Out Notes shall be guaranteed by each entity that guarantees the Bridge Notes. The Demand Take-Out Notes shall be in such amount as determined by the Take-Out Bank up to a maximum aggregate amount of $100,000,000 and the proceeds of which shall be used to repay the Bridge Loan in whole or in part, and any excess thereof shall be used to repay any amounts outstanding under the Senior Credit Facility.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the Maturity Date.

     "Dollars" or the sign "$" means the lawful money of the United States of America.

     "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is
                                                  --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; provided, however, that, at the time of determination, the Lender
         --------  -------
making the assignment or transfer to such bank, believes that such bank will be entitled to an exemption form U.S. withholding tax (assuming compliance with the first sentence of Section 12.2E); and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through

(iv) above) that is reasonably acceptable to the Agent; and (B) any Lender and any Affiliate of any Lender; provided, however, that the term "Eligible
                             --------  -------
Assignee" shall not include CSG.

     "Employee Pension Benefit Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, sponsored, maintained or contributed to by the Borrower or its Subsidiaries or any of their respective ERISA Affiliates or (ii) with respect to which the Borrower or its Subsidiaries retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

     "Environmental Claim" means any allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Borrower, any of its Subsidiaries or any of their respective Facilities or predecessors in interest.

     "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement, dated as of the Closing Date, by and between the Borrower, Porcher Industries, Inc., First Union National Bank and First Union.

     "Environmental Laws" means the common law and all statutes, ordinances, orders, rules, regulations, requirements, judgments, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials including, without limitation, investigation, study, assessment, testing, monitoring, containment, removal, remediation, or clean-up of any such Release, or (iii) occupational safety and health, industrial hygiene or the protection of the environment, natural resources, human, plant or animal health or welfare, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et. seq.), the Hazardous Materials
                                  --  ---
Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and
                                       -- ---
Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control
                                 -- ---
Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et
                        -- ---                                          --
seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the
---                                                         -- ---
Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.),
                                                                     -- ---
the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) and the
                                                          -- ---
Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et
                                                                        --
seq.), each as amended or supplemented, and any analogous future or present
---
statutes, orders, rules, regulations, requirements, judgments or decrees promulgated pursuant thereto, each as in effect as of the date of determination.

     "Environmental Liabilities and Costs" means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the actual and reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened), suffered by, imposed on, incurred by or asserted against the Lenders, the Agent, and any holders of the Bridge Notes and their respective officers, directors, employees, agents, representatives and affiliates arising from or relating to any: (1) Environmental Claim; (2) failure of the Borrower and its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) to comply with applicable Environmental Laws, including without limitation fines, penalties, and costs or expenses incurred to achieve compliance with applicable Environmental Laws; (3) presence of Hazardous Materials on or related to or generated by the operations at or in the Facilities; or (4) assertion or attachment of any lien under Environmental Laws on any of the Facilities.

     "Environmental Lien" means a Lien in favor of a Tribunal or other Person
(i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of Hazardous Materials into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder and any successor statute, regulations and rulings.

     "ERISA Affiliate," as applied to any Person, means (i) any corporation which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause
(i) above or any trade or business described in clause (ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

     "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived) or the failure to make any required contribution within 30 days of its due date with respect to any Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041 (a)
(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of

ERISA; (iv) the withdrawal by the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiple Employer Plan or the termination of any such Multiple Employer Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 406, 409 or 502(i) or (1) of ERISA in respect of any Employee Benefit Pension Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Pension Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan or Employee Pension Benefit Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a) (29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "Event of Default" means each of the events set forth in Section 7.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

     "Exchange Date" means the eighteen month anniversary of the Closing Date.

     "Exchange Notes" has the meaning ascribed to it in Section 5.10(b)(i).

     "Exchange Request" has the meaning ascribed to it in Section 5.10.

     "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower, its Subsidiaries or any of their respective predecessors in interest.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

     "First Union" has the meaning assigned to it in the first paragraph hereof.

     "Foreign Plan" means any employee benefit plan maintained outside the U.S. by the Borrower, any of its Subsidiaries or any of their respective Affiliates for employees substantially all of whom are non-resident aliens of the U.S. and for which the Borrower or any of its Subsidiaries may be directly or indirectly liable.

     "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio" above.

     "FUCM" means First Union Capital Markets.

     "Funding Guarantor" has the meaning ascribed to it in Section 10.6.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Closing Date.

     "Glass Holdings" means Glass Holdings Corp., a Delaware corporation.

     "Glass Holdings Loan" means the secured loan of approximately $135.0 million from the Borrower to Glass Holdings pursuant to the Glass Holdings Loan Agreement to fund a portion of the Purchase Price Loan and certain fees payable by Glass Holdings in connection with the Acquisition.

     "Glass Holdings Loan Agreement" means the definitive documentation as executed on the Closing Date evidencing the Glass Holdings Loan, including, without limitation, all instruments and documents relating thereto and all instruments and documents relating to the Glass Holdings Pledge and all other security documents.

     "Glass Holdings Pledge" shall mean the pledge by Glass Holdings to the Borrower of all of the Capital Stock of AGY Holdings and Belmont as security for the Glass Holdings Loan.

     "Guarantee Obligations" has the meaning ascribed to it in Section 11.1.

     "Guarantees" means, collectively, the guarantees delivered to the Lenders by the Guarantors pursuant to Section 10 which guarantees shall be evidenced by notations of guarantee substantially in the form of Exhibit VII.
                                                    -----------

     "Guarantor Payment Blockage Period" has the meaning ascribed to it in
Section 11.2(b).

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest on, and all amounts payable in respect of, all obligations of every nature of such Guarantor from time to time owed to the lenders under the Senior Credit Facility, including, without limitation, all obligations with respect to letters of credit and principal of and interest on, and all fees, indemnities and expenses payable under, the Senior Credit Facility and all obligations under Interest Rate Agreements entered into with lenders under the Senior Credit Facility and their respective Affiliates and any guarantees thereof including any agreement refinancing all or any portion of the Indebtedness under such Senior Credit Facility but only to the extent such Indebtedness is fully and adequately secured. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in Sections 7.6 and 7.7 relating to the Guarantors, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include that portion of any Indebtedness which is incurred by such Guarantor in violation of this Agreement.

     "Guarantors" means each future Wholly-Owned Subsidiary of the Borrower that is organized under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

     "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment.

     "Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and

"Incurring" shall have meanings correlative to the foregoing); provided that any
                                                               --------
amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, further, that any Indebtedness of a
                                --------  -------
Person existing at the time such Person becomes a Subsidiary of the Borrower (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Borrower.

     "Indebtedness" means, with respect to any Person, (i) all indebtedness, obligations and liabilities of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Lien permitted pursuant to Section 6.2(ii) and Hedging Obligations (which constitute Contingent Obligations, not Indebtedness), (vi) guarantees of such Person in respect of Indebtedness of other Persons and (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

     "Indemnified Liabilities" has the meaning ascribed to it in Section 12.4.

     "Indemnitees" has the meaning ascribed to it in Section 12.4.

     "Independent Financial Advisor" means an accounting firm, appraisal firm or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Borrower or any of its Subsidiaries and (ii) which, in the judgment of the Board of Directors of the Borrower or any of its Subsidiaries is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Exchange Request" has the meaning ascribed to it in Section 5.10.

     "Initial Request Date" has the meaning ascribed to it in Section 5.9.

     "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Borrower or any of its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

     "Interest Payment Date" means the last day of each Interest Period.

     "Interest Period" shall mean, in respect of the Bridge Loan and subject to
Section 2.2E, (a) the period commencing on the Closing Date and ending three months thereafter on the same numerical day of the month as the Closing Date and
(b) each subsequent period beginning on the last day of the preceding Interest Period and ending three months thereafter on the same numerical day of the month as that last day.

     "Interest Rate Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.

     "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Interest Period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

     "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. "Investment" shall not include bank demand deposit accounts.

     "Jefferson" means Jefferson Holdings, Inc., a Delaware corporation.

     "Jefferson Distribution" means the cash payment of approximately $191.0 million made by AGY to Owens concurrently with the consummation of other JV Transactions.

     "JV Supply and Service Agreements" means all of the agreements and contracts (i) entered into between AGY and Owens Corning (and such other Persons as may be parties thereto) and (ii) that Owens Corning is transferring or assigning to, or otherwise conferring rights thereunder upon, AGY in connection with the Acquisition.

     "JV Transactions" means, collectively, (i) the Borrower Transactions, (ii) the Acquisition, (iii) the Purchase Price Loan, (iv) the Daylight Loan, (v) the Jefferson Distribution, (vi) the AGY Holdings Distribution, (vii) the AGY Bridge Loan Facility, (viii) the AGY Senior Credit Facility, (ix) each of the transactions contemplated to occur on or prior to the Closing Date by the JV Supply and Service Agreements, (x) the Assignment and Assumption Agreement and
(xi) any other transactions on or prior to the Closing Date contemplated in relation to any of the foregoing.

     "JV Transaction Documents" means, collectively, (i) the LLC Sale and Purchase Agreement, (ii) the LLC Operating Agreement, (iii) the Asset Contribution and Sale Agreements, (iv) the JV Supply and Service Agreements, (v) the Purchase Price Loan Agreement, (vi) the Daylight Loan Agreement, (vii) the Glass Holdings Loan Agreement, (viii) the Senior Credit Facility, (ix) the AGY Bridge Loan Facility, (x) the Assignment and Assumption Agreement and (xi) the AGY Senior Credit Facility.

     "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

     "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Bridge Loan, Bridge Note or Bridge Loan Commitment to the extent of such assignment.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

     "LLC Operating Agreement" means the Amended and Restated Limited Liability Operating Agreement for the Company, dated as of the Closing Date, by and between AGY Holdings and Jefferson.

     "LLC Sale and Purchase Agreement" means the LLC Interest Sale and Purchase Agreement dated as of July 31, 1998 among Owens, AGY and Glass Holdings and all instruments and documents related thereto, as amended by Amendment No. 1 to the LLC Interest Sale and Purchase Agreement, dated as of the Closing Date.

     "Loan Documents" means this Agreement, the Bridge Notes, the Guarantees, the Senior Subordinated Indenture, the Exchange Notes, the Registration Rights Agreement and the Environmental Indemnity Agreement.

     "Margin Stock" has the meaning assigned to that term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Change" means a material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, whether before or after giving effect to the Borrower Transactions or (ii) a material impairment of the ability of the Borrower and its Subsidiaries, taken as a whole, to perform or consummate, or the material impairment of the ability of the Agent or Lenders to enforce, the Obligations or the Borrower Transactions.

     "Maturity Date" means the tenth anniversary of the Closing Date.

     "Maximum Cash Interest Rate" means an interest rate of 14% per annum; provided that in computing such interest rate, fees paid to the Lenders shall
--------
not be deemed an interest payment.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower, its Subsidiaries or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower, its Subsidiaries or any of their ERISA Affiliates and at least one Person other than the Borrower, its Subsidiaries and their ERISA Affiliates or
(ii) was so maintained and in respect of which such Borrower, Subsidiaries or ERISA Affiliates could have liability under Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, but not limited to, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (iv) any portion of Cash Proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments or liabilities relating to the Asset Sale retained by the Borrower or any of its Subsidiaries, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments, payable by the Borrower or any of its Subsidiaries, shall constitute Net Cash Proceeds on such date.

     "Non-Payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to act to accelerate the maturity of any Senior Indebtedness.

     "Notice of Borrowing" means a notice substantially in the form of Exhibit
                                                                       -------
III hereto with respect to a proposed borrowing.
---

     "NVOC Asset Purchase Agreement" means the NVOC Asset Purchase Agreement, dated as of September 29, 1998, between N.V. Owens Corning S.A. and AGY and all instruments and documents related thereto.

     "Obligations" means all obligations of every nature of the Borrower from time to time owed to the Lenders and the Agent under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

     "OC Japan Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of September 29, 1998, between Owens-Corning (Japan) Ltd. and AGY.

     "OCC Asset Purchase Agreement" means the OCC Asset Purchase Agreement, dated as of September 29, 1998, between Owens-Corning Canada Inc., and AG Yarns Canada Inc.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or Assistant Secretary of each of the Borrower and its Subsidiaries.

     "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Bridge Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "Original Bridge Notes" has the meaning assigned to it in Section 2.1D.

     "Overseas" means BGF Overseas Inc., a company organized under the laws of the Virgin Islands and a Wholly-Owned Subsidiary of the Borrower.

     "Owens" means Owens Corning, a Delaware corporation.

     "Payment Blockage Period" has the meaning ascribed to it in Section 8.2(b).

     "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto.

     "Payment Office" shall mean the office of the Agent located at 301 South College Street, DC-4 Charlotte, NC 28288-0680 or such other office as the Agent may designate to the Borrower and the Lenders from time to time.

     "Payment Restriction" has the meaning ascribed to it in Section 6.8.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

     "Pension Plan" means a Single Employer Plan or Multiple Employer Plan.

     "Permits" has the meaning ascribed to it in Section 4.19.

     "Permitted Business" means the business conducted by the Borrower and its Subsidiaries as of the Closing Date and any business reasonably related thereto.

     "Permitted Holders" means Robert Porcher, his immediate family members and any trusts, the only beneficiaries of which are Robert Porcher and his immediate family members.

     "Permitted Indebtedness" has the meaning ascribed to it in Section 6.1.

     "Permitted Investments" means

          (i) Investments by the Borrower or any Subsidiary of the Borrower in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Borrower or that will merge or consolidate into the Borrower or a Wholly-Owned Subsidiary of the Borrower;

          (ii) Investments in the Borrower by any Subsidiary of the Borrower; provided that any Indebtedness evidencing such Investment is unsecured and
     --------
     subordinated, pursuant to a written agreement, to the Borrower's obligations under the Bridge Notes and Exchange Notes;

          (iii) Investments in cash and Cash Equivalents;

          (iv) loans and advances to employees and officers of the Borrower and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,500,000 at any one time outstanding;

          (v) Hedging Obligations entered into in the ordinary course of the Borrower's or its Subsidiaries' businesses and not for speculative purposes and otherwise in compliance with this Agreement;

          (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (vii) Investments made by the Borrower or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.13;

          (viii) The Glass Holdings Loan; and

          (ix)   Investments permitted pursuant to Section 6.8(b)(5).

     "Permitted Liens" has the meaning ascribed to it in Section 6.2.

     "Permitted Refinancing Indebtedness" means (A) any Refinancing by the Borrower of Indebtedness of the Borrower or of its Subsidiaries (other than Indebtedness Incurred or outstanding pursuant to clause (ii), (iv), (v), (vi),
(vii), (viii), (ix) or (xi) of Section 6.1) and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Borrower of Indebtedness Incurred by such Subsidiary (other than Indebtedness Incurred or outstanding pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix) or (xi) of Section 6.l), in the case of each of (A) and (B), that does not (1) result in an increase in the total of the aggregate principal amount of the Indebtedness of such Person being Refinanced as of the date of such proposed Refinancing (if such Indebtedness that is Refinancing the existing Indebtedness is issued at a price less than 100% of the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such Indebtedness that is Refinancing the existing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing) or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being
                               --------
Refinanced is Indebtedness of the Borrower, then such Refinancing Indebtedness shall be Indebtedness solely of the Borrower, (y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Bridge Loan or the Guarantees, as the case may be, or if recourse in respect of the Indebtedness being Refinanced is limited in any respect, then such Indebtedness proposed to be Incurred to Refinance the existing Indebtedness shall be subordinate in right of payment to the Bridge Loan or the Guarantees, as the case may be, and recourse with respect thereto, as the case may be, shall be limited at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being Refinanced is Senior Subordinated Indebtedness, then such Indebtedness proposed to be incurred to Refinance the existing Indebtedness shall be

Senior Subordinated Indebtedness; provided, further, that Permitted Refinancing
                                  --------  -------
Indebtedness shall include any Indebtedness Incurred concurrently with an irrevocable offer to purchase, on a date not more than 60 days from the date of the Incurrence of such Indebtedness, an amount of Bridge Notes equal to such Indebtedness.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities and governments and agencies and political subdivisions thereof.

     "PIK Interest Amount" has the meaning ascribed to it in Section 2.2B.

     "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act as interpreted by the Borrower's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

     "Purchase Price Loan" means the loan of approximately $133.0 million loan from Glass Holdings to AGY Holdings to fund the AGY Holdings Acquisition.

     "Purchase Price Loan Agreement" means the definitive documentation as executed on the Closing Date evidencing the Purchase Price loan including, without limitation, all related instruments and documents (including all security documents).

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Recovery Event" means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective properties or assets.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Register" has the meaning ascribed to it in Section 5.12.

     "Registration Rights Agreement" means a registration rights agreement substantially in the form contemplated by Exhibit V (with such changes therein
                                          ---------
as the Agent and the Borrower shall approve).

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or onto or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     "Required Lenders" means the Lender or Lenders holding at least 51% of the aggregate outstanding principal amount of Bridge Notes.

     "Restricted Payment" has the meaning ascribed to it in Section 6.3.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Borrower or a Subsidiary of the Borrower of any property, whether owned by the Borrower or any Subsidiary of the Borrower at the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Senior Credit Facility" means that certain credit agreement to be entered into on or before the Closing Date between the Borrower, the guarantors from time to time a party thereto, the lenders from time to time a party thereto and First Union National Bank, as agent, pursuant to which the Borrower may, as of the Closing Date, borrow up to $125,000,000 in the aggregate at any one time outstanding together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder or increasing the principal amount available thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Indebtedness" means for any Person the principal of, premium, if any, and interest on, and all amounts payable in respect of, all obligations of every nature of the Borrower from time to time owed to the lenders under the Senior Credit Facility; including, without limitation, all obligations in respect of letters of credit and principal of and interest on and all fees, indemnities, and expenses payable under the Senior Credit Facility and all obligations under Interest Rate Agreements entered into with lenders under the Senior Credit Facility and their respective Affiliates and any guarantees thereof including any agreement refinancing all or any portion of the Indebtedness under such Senior Credit Facility. Without limiting the generality of the foregoing "Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in Sections 7.6 and 7.7 relating to the Borrower, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Senior Indebtedness" of any Person shall not include that portion of any Indebtedness which is incurred by such Person in violation of this Agreement.

     "Senior Subordinated Indebtedness" means, with respect to the Borrower or any Guarantor, Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu in right of payment with the terms set forth in this Agreement and the Bridge Loan or the Guarantee of such Guarantor, as the case may be, and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Borrower or such Guarantor which is not Senior Indebtedness in the case of the Borrower or Guarantor Senior Indebtedness in the case of such Guarantor.

     "Senior Subordinated Indenture" means an indenture among the Borrower, the Guarantors and a trustee having terms substantially similar to the terms set forth in this Agreement and the Bridge Notes except where the context of this Agreement provides otherwise (with such changes therein as the Agent and the Borrower shall approve, and at such time as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

     "Single Employer Plan" means a "single-employer plan," as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower, any of its Subsidiaries or any of their ERISA Affiliates and no Person other than the Borrower, any of its Subsidiaries or any of their ERISA Affiliates or (ii) was so maintained and in respect of which such Borrower, its Subsidiaries or their ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Subordinated Indebtedness" means Indebtedness of the Borrower or any Guarantor which is expressly subordinated in right of payment to the Bridge Notes or the Guarantee of such Guarantor, as the case may be.

     "Subsequent Bridge Note" has the meaning ascribed to it in Section 2.1D.

     "Subsequent Exchange Request" has the meaning ascribed to it in Section
5.10.

     "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Take-Out Bank" means FUCM.

     "Take-Out Request" has the meaning ascribed to it in Section 5.9.

     "Take-Out Securities" means (i) any debt securities of the Borrower and/or the Guarantors the proceeds of which are used to repay the Bridge Loan in full (and to the extent of any excess thereof, a portion of the Senior Credit Facility) and (ii) any debt securities of the Borrower issued in accordance with
Section 5.9, the proceeds of which are used to Refinance the Bridge Notes in part, including, without limitation, the Demand Take-Out Notes.

     "Taxes" means any present or future taxes, assessments, fees, levies, imposts, duties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest, penalties and additions thereto from time to time or at any time imposed by any Law or any Tribunal.

     "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a Tribunal with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Borrower or any Subsidiary.

     "Transaction Date" means the date on which any transaction that would give rise to the need to calculate the Consolidated Fixed Change Coverage Ratio occurs.

     "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or the governing body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled directly or indirectly, by that Person or one or more of the other Wholly-Owned Subsidiaries of that Person or a combination thereof.

     "Year 2000 Compliant" has the meaning ascribed to it in Section 4.25.

     1.2  Accounting Terms
          ----------------

     For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.3  Other Definitional Provisions
          -----------------------------

     Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2    AMOUNT AND TERMS OF BRIDGE LOAN COMMITMENT AND LOANS; BRIDGE NOTES

     2.1  Bridge Loan and Bridge Note
          ---------------------------

     A.   Bridge Loan Commitment.  Subject to the terms and conditions of this
          ----------------------
Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Lenders hereby agree to lend to the Borrower on the Closing Date $65,000,000 in the aggregate (the "Bridge Loan"), each such Lender committing to lend the aggregate amount set forth next to such Lender's name on the signature pages hereto. The Lenders' commitments to make the Bridge Loan to the Borrower pursuant to this Section 2.1 A are herein called individually, the "Bridge Loan Commitment" and collectively, the "Bridge Loan Commitments."

     B.   Notice of Borrowing.  When the Borrower desires to borrow under this
          -------------------
Section 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 11:00 A.M. (New York time), at least two Business Days in advance of the date of the funding of the Bridge Loan (the "Closing Date") or such later date as shall be agreed to by the Agent. Upon receipt of such Notice of Borrowing, the Agent shall promptly notify each Lender of its share of the Bridge Loan and the matters covered by the Notice of Borrowing.

     C.   Disbursement of Funds.  (a)  No later than 5:00 p.m. (New York time)
          ---------------------
on the Closing Date, each Lender will make available its pro rata share of the Bridge Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S. Legal Tender and immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to the Agent its pro rata share of the Bridge Loan to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest on the Bridge Loan.

     (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     D.   Bridge Notes.  The Borrower shall execute and deliver to each Lender
          ------------
on the Closing Date, a note dated the Closing Date, substantially in the form of Exhibit I to evidence such Lender's portion of its Bridge Loan Commitment
   ---------
and with appropriate insertions (the "Original Bridge Notes"). On each interest payment date on which the Borrower elects to pay a PIK Interest
Amount pursuant to Section 2.2B, the Borrower shall execute and deliver to each Lender on such interest payment date a note dated such interest payment date substantially in the form of Exhibit I in a principal amount
                                          ---------
equal to such Lender's pro rata portion of such PIK Interest Amount and a "Subsequent Bridge Note" and, together with the Original Bridge Notes, the with other appropriate insertions (each"Bridge Notes"). A Subsequent Bridge Note shall bear interest from the date of its issuance at the same rate borne by all Bridge Notes.

     E.   Maturity of Bridge Loan.  The Bridge Loan shall mature and the
          -----------------------
Borrower shall pay in full the outstanding principal amount thereof and accrued interest thereon on the Maturity Date.

     F.   Termination of Bridge Loan Commitment.  The Bridge Loan Commitment
          -------------------------------------
hereunder shall terminate on the earlier of (i) consummation of the Acquisition or another transaction or series of transactions in which the Borrower or any of its Affiliates acquires the Acquired Assets, (ii) the termination of the LLC Sale and Purchase Agreement (iii) the occurrence of any event that First Union reasonably believes in good faith has, or could reasonably be expected to have, a Material Adverse Effect and (iv) 5:00 p.m. (Charlotte time) on October 15, 1998, if the closing of the Acquisition shall not have occurred by such time.

     G.   Pro Rata Borrowings.  The Bridge Loan made under this Agreement shall
          -------------------
be made by the Lenders pro rata on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

     2.2  Interest on the Bridge Loan
          ---------------------------

     A.   Rate of Interest.  The Bridge Loan shall bear interest on the unpaid
          ----------------
principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate per annum equal to the Applicable Interest Rate for each Interest Period.

     Notwithstanding this Section 2.2A or any other provision herein, in no event will the combined sum of interest (cash or otherwise) on the Bridge Loan exceeds 18.00% per annum.

     B.   Interest Payments. Interest shall be payable with respect to the
          -----------------
Bridge Loan, in arrears, on each Interest Payment Date, commencing on the first Interest Payment Date following the Closing Date and upon any prepayment of the Bridge Loan (to the extent accrued on the amount being prepaid) and at maturity (whether by prepayment, acceleration or otherwise); provided, however, that if,
                                                    --------  -------
on any Interest Payment Date on which interest is required to be paid (other than at maturity), the interest rate borne by the Bridge Loan exceeds the Maximum Cash Interest Rate, the Borrower may pay all or a portion of the interest payable in excess of the amount of interest that would be payable on such date at the Maximum Cash Interest Rate by issuance of Subsequent Bridge Notes, in an aggregate principal amount equal to the amount of such interest being so paid (the "PIK Interest Amount").

     C.   Post-Maturity Interest. Any principal payments on the Bridge Loan not
          ----------------------
paid when due and, to the extent permitted by applicable law, any interest payment on the Bridge Loan not paid when due, in each case whether at maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Bridge Loan.

     D.   Computation of Interest.  Interest on the Bridge Loan shall be
          -----------------------
computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on the Bridge Loan, the date of the making of the Bridge Loan shall be included and the date of payment shall be excluded; provided that if the Bridge Loan is repaid on the
                           --------
same day on which it is made, one day's interest shall be paid on the Bridge
Loan.

     E.   Making of Payments.  Any payment stated to be due in respect of any
          ------------------
Bridge Loan, and any Interest Period stated to end, on a given day in a specified month shall instead be made or end (as the case may be) (i) if there is no such day in that month, on the last Business Day of that month or (ii) if that day is not a Business Day, on the following Business Day, unless that following Business Day falls in a different calendar month, in which case that payment shall be made or that Interest Period shall end (as the case may be) on the preceding Business Day.

     2.3  Fees
          ----

     The Borrower agrees to pay to First Union and its Affiliates all fees and other obligations in accordance with, and at the times specified by, the Amended and Restated Commitment Letter.

     2.4  Prepayments and Payments
          ------------------------

     A.   Prepayments
          -----------

          (i)  Voluntary Prepayments.  The Borrower may prepay the Bridge Loan
               ---------------------
     at any time or from time to time in whole or in part upon not less than three Business Days' prior written notice to the Agent which notice shall specify the effective date thereof and the amount of any such prepayment, which shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, or shall be in the amount of the balance outstanding, at a prepayment price equal to the principal amount to be prepaid plus accrued and unpaid interest thereon to the date of prepayment.

          Notice of prepayment having been given as aforesaid, the principal amount of the Bridge Loan to be prepaid shall become due and payable on the prepayment date. Amounts of the Bridge Loan so prepaid may not be reborrowed.

          (ii) Mandatory Prepayments.
               ---------------------

          (a)  Prepayments from Asset Sales.  Upon receipt by the Borrower or
               ----------------------------
     any Subsidiary of the Borrower of Cash Proceeds of any Asset Sale occurring after the Closing Date, the Borrower shall, or shall cause its Subsidiaries to, apply an amount equal to the Net Cash Proceeds of such Asset Sale to prepay loans outstanding under the Senior Credit Facility; provided that
                                                                --------
     the commitment thereunder is permanently reduced to the extent of the prepayment. Concurrently with the consummation of any such Asset Sale, the Borrower shall deliver to the Agent an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale.

          The Borrower shall, or shall cause its Subsidiaries to, prepay the Bridge Loan in an amount equal to the Net Cash Proceeds not used as provided in the preceding paragraph on a date not later than the Business Day next succeeding the 30th day after the consummation of such Asset Sale.

          (b)  Prepayments from Capital Contributions and Sales or Issuances of
               ----------------------------------------------------------------
     Capital Stock.  Concurrently with the receipt by the Borrower or any
     -------------
     Subsidiary of the Borrower of cash proceeds from any capital contribution or any sale or issuance of its Capital Stock, other than any cash proceeds from any capital contribution by, or any sale of Capital Stock to, Glass Holdings, the Borrower or any of the Borrower's Subsidiaries, the Borrower shall, or shall cause its Subsidiaries to, to the extent that such proceeds are not required by the Senior Credit Facility to prepay any amounts outstanding thereunder, prepay the Bridge Loan in a principal amount equal to the lesser of the cash proceeds thereof (net of underwriting or placement discounts or commissions and other reasonable costs associated therewith) or the aggregate principal amount of the Bridge Loan then outstanding.

          (c)  Prepayments from Issuances of Certain Indebtedness. Concurrently
               --------------------------------------------------
     with the receipt by the Borrower of proceeds from the issuance or incurrence of Indebtedness for borrowed money (other than the Senior Credit Facility and Indebtedness represented by Take-Out Securities), the Borrower shall, or shall cause its Subsidiaries to, to the extent that such proceeds are not required by the Senior Credit Facility to prepay any amounts outstanding thereunder, prepay the Bridge Loan in an amount equal to the lesser of the cash proceeds thereof (net of underwriting or placement discounts or commissions and other reasonable costs associated therewith) or the aggregate principal amount of the Bridge Loan then outstanding.

          (d)  Prepayments from Issuances of Take-Out Securities. Concurrently
               -------------------------------------------------
     with the receipt by the Borrower of proceeds from the issuance or incurrence of Take-Out Securities, the Borrower shall, or shall cause its Subsidiaries to prepay the Bridge Loan in an amount equal to the lesser of the cash proceeds thereof (net of underwriting or placement discounts or commissions and other reasonable costs associated therewith) or the aggregate principal amount of the Bridge Loan then outstanding.

          (e)  Prepayments from Recovery Events. Concurrently with the
               --------------------------------
     occurrence of a Recovery Event, the Borrower shall, or shall cause its Subsidiaries to, to the extent that such proceeds are not (A) required by the Senior Credit Facility to prepay any amounts outstanding thereunder or
     (B) used to repair such damaged assets or to purchase or otherwise acquire replacement assets or property, provided that such repair, purchase or acquisition is committed within 30 days after receipt of such cash proceeds and consummated within 180 days thereof, prepay the Bridge Loan in an aggregate amount equal to the lesser of the cash proceeds thereof or the aggregate amount of the Bridge Loan then outstanding. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, the Agent shall have the option to require such cash proceeds, to the extent not required by the Senior Credit Facility to prepay amounts outstanding thereunder, to be applied immediately to prepay the Bridge Loan in an aggregate amount equal to the lesser of the cash proceeds thereof or the aggregate amount of the Bridge Loan then outstanding.

          (f)  Prepayments from Payments of the Glass Holdings Loan.
               ----------------------------------------------------
     Concurrently with the receipt by the Borrower of any repayment or prepayment of the Glass Holdings Loan shall, to the extent that any such repayment or prepayment is not required by the Senior Credit Facility to prepay any amounts outstanding thereunder, prepay the Bridge Loan in an amount equal to the lesser of the aggregate amount of any such repayment or prepayment or the aggregate amount of the Bridge Loan then outstanding.

          (g)  Any prepayment of the Bridge Loan pursuant to clause (a), (b),
     (c), (d), (e) or (f) of this Section 2.4A(ii) shall be made at a prepayment price equal to the principal amount of the Bridge Loan so prepaid plus accrued and unpaid interest thereon to the date of prepayment.

          (h)   Notice.  The Borrower shall notify the Agent in writing of any
                ------
     prepayment to be made pursuant to this Section 2.4A(ii) at least three Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Agent).

          (iii) Application of Prepayments.  All prepayments shall include
                --------------------------
     payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

          (iv)  Mandatory Offer to Purchase Notes.
                ---------------------------------

          (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Lenders shall have the right to require the Borrower to purchase (the "Change of Control Offer") all of the Bridge Notes at a purchase price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Purchase Price"). Prior to the mailing of the notice to the Agent provided for in paragraph (b) below but in any event within 30 days following any Change of Control, the Borrower hereby covenants to (i) repay in full all Indebtedness under the Senior Credit Facility or to offer to repay in full all such Indebtedness and to repay the Indebtedness of each lender under the Senior Credit Facility who has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Facility to permit the payment of the Bridge Notes as provided for in paragraph (d) below. The Borrower shall first comply with the covenant in the preceding sentence before it shall be required to purchase the Bridge Notes pursuant to this Section 2.4A(iv).

          (b) Within 30 days following any Change of Control the Borrower shall mail a notice to the Agent that shall contain all instructions and materials necessary to enable the Lenders to tender Bridge Notes and stating:

                (1) that the Change of Control Offer is being made pursuant to this Section 2.4(A) (iv) and that all Bridge Notes validly tendered will be accepted for payment;

                (2) the Change of Control Purchase Price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                (3) that any Bridge Note not tendered will continue to accrue interest;

                (4) that any Bridge Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Borrower shall default in the payment of the Change of Control Purchase Price with respect to Bridge Notes tendered for purchase;

                (5) that if a Lender elects to have a Bridge Note purchased pursuant to the Change of Control Offer it will be required to surrender the Bridge Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Bridge Note completed, to the Borrower prior to 5:00 p.m. New York time on the third Business Day prior to the Change of Control Payment Date;

                (6) that a Lender will be entitled to withdraw its election if the Borrower receives, not later than 5:00 p.m. New York time on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of Bridge Notes such Lender surrendered for purchase, and a statement that such Lender is withdrawing its election to have such Bridge Notes (or portions thereof) purchased; and

                (7) that if Bridge Notes surrendered for purchase are purchased only in part a new Bridge Note of the same type will be issued in principal amount equal to the unpurchased portion of the Bridge Notes surrendered.

          (c) On or before the Change of Control Payment Date, the Borrower shall (i) accept for payment Bridge Notes or portions thereof which are to be purchased in accordance with the above, and (ii) deposit at the Payment Office U.S. Legal Tender sufficient to pay the Change of Control Purchase Price of all Bridge Notes surrendered for purchase and not withdrawn pursuant to clause (b)(6) of this Section 2.4(A)(iv). The Agent shall promptly mail to the Lenders whose Bridge Notes are so accepted payment in an amount equal to the Change of Control Purchase Price for such Bridge Notes unless such payment is prohibited pursuant to Section 8 or otherwise.

          (d) The Borrower shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Bridge Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     B.   Manner and Time of Payment.  All payments of principal and interest
          --------------------------
hereunder and under the Bridge Notes by the Borrower shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Agent, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agent after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day. The Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

     C.   Notation of Payment.  Each Lender agrees that before disposing of any
          -------------------
Bridge Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrower and First Union (such notice to First Union to be made to it at the Payment Office) of the name and address of the transferee of that Bridge Note; provided that the failure to make (or any error in the making of) such a
--------
notation or to notify the Borrower of the name and address of such transferee shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Bridge Notes with respect to the Bridge Loan and payments of principal or interest on any such Bridge Note.

     2.5  Use of Proceeds
          ---------------

     The proceeds of the Bridge Loan shall be used by the Borrower to fund a portion of the Glass Holdings Loan.

SECTION 3    CONDITIONS

     3.1  Conditions to Bridge Loan
          -------------------------

     The obligations of the Lenders to make the Bridge Loan hereunder are subject to the satisfaction of, or waiver of, immediately prior to or concurrent with the making of such Bridge Loan on the Closing Date, the following conditions precedent:

     (a) On or prior to the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto, not previously found acceptable to the Agent, shall be acceptable to the Agent, and the Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Agent and, unless otherwise noted, dated the Closing Date:

               (1) a certified copy of the Borrower's and Overseas' charter together with a certificate of status, compliance, good standing or like certificate dated within a reasonable time prior to the Closing Date issued by the appropriate government officials of the jurisdiction of incorporation of each of the foregoing and of each jurisdiction in which each of the foregoing owns any material assets or carries on any material business; and

               (2) a copy of the Borrower's and Overseas' bylaws, certified by one of its Officers; and

               (3) resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents and any other documents, instruments and certificates required to be executed by the Borrower in connection herewith and therewith and approving and authorizing the execution, delivery and payment of the Bridge Notes and the consummation of the Borrower Transactions, each certified by one of its Officers as being in full force and effect without modification or amendment; and

               (4) signature and incumbency certificates of the Borrower's Officers executing this Agreement and the Bridge Notes; and

               (5) executed copies of this Agreement and the Original Bridge Notes substantially in the form of Exhibit I executed in accordance
                                             ---------
          with Section 2.1D drawn to the order of the Lenders and with appropriate insertions; and

               (6) an originally executed Notice of Borrowing substantially in the form of Exhibit III, signed by the President or a Vice
                         -----------
          President of the Borrower on behalf of the Borrower delivered to the Agent; and

               (7) originally executed copies of one or more favorable written opinions of (I) Alston & Bird, counsel for the Borrower, substantially in the form of Exhibit V and addressed to the Lenders and (II) Cleary,
                         ---------
          Gottlieb, Steen & Hamilton, special counsel for the Lenders, substantially in the form of Exhibit VI and addressed to the Lenders;
                                       ----------
          and (III) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Agent shall have reasonably requested, including, without limitation, receipt of an environmental report and technical reports from independent consultants in respect of the Borrower and Overseas and their respective properties, reasonably satisfactory to the Agent; and

               (8) a certificate, delivered by the Borrower and signed by the President or a Vice President and the Chief Financial or Accounting Officer of the Borrower and addressed to the Lenders in form and substance reasonably satisfactory to the Agent, with appropriate attachments, stating that, after giving effect to the consummation of the Borrower Transactions, the fair saleable value of the assets of the Borrower and Overseas will not be less than the probable liability on their debts, that each of the Borrower and Overseas will be able to pay its debts as they mature and that each will not have unreasonably small capital to conduct its business, and the Agent shall have received such opinions of value, other appropriate factual information and expert advice supporting the conclusions reached in such letter as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent; and

               (9) executed or conformed copies of each of the JV Transaction Documents and a copy of each legal opinion delivered in connection therewith, and all documents and instruments relating thereto; and

               (10) an Officers' Certificate in form and substance satisfactory to the Agent to the effect that (i) the representations and warranties in Section 4 hereof are true, correct and complete on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) the Borrower has performed and complied with all covenants and agreements to be performed and observed by the Borrower on or prior to the Closing Date and (iii) all conditions to the consummation of the Borrower Transactions have been satisfied on the terms set forth therein and have not been waived or amended without the Agent's prior written consent.

               (11) such further information, certificates and documents as the Agent may reasonably request.

     (b) The Borrower and Overseas shall have performed or complied with all covenants and agreements which this Agreement provides shall be performed or complied with prior to the Closing Date, except as otherwise disclosed to and agreed to in writing by the Agent.

     (c) The form, terms and substance of each of the JV Transaction Documents shall be reasonably satisfactory to the Agent; all of the covenants and agreements to be performed or observed in connection with each of the JV Transaction Documents and any agreements or documents related thereto prior to the Closing Date shall have been performed or complied with and all conditions contained in each of the JV Transaction Documents shall have been satisfied and not waived without the prior written consent of the Agent; and all of the transactions contemplated by the JV Transaction Documents and any agreements or documents related thereto to occur on or prior to the Closing Date shall have been consummated in accordance with the terms thereof concurrently with the transactions contemplated by this Agreement.

     (d) All authorizations, consents and approvals necessary in connection with the JV Transactions shall have been obtained and remain in full force and effect and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Agent shall have been delivered to the Agent.

     (e) There shall not be pending or, to the knowledge of the Borrower, threatened any action, suit, proceeding, governmental investigation or arbitration which has not been settled, dismissed, vacated, discharged or terminated, against or affecting the Borrower, Overseas or any of their respective Affiliates or any property or asset of the Borrower, Overseas or any of their respective Affiliates which has not been disclosed by the Borrower in writing to the Agent (and the Agent shall have received an Officer's Certificate dated the Closing Date attesting to the same) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in each case, singly or in the aggregate, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the JV Transactions. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the JV Transactions. There shall not be threatened, instituted or pending any action, suit, proceeding or application before or by any Tribunal, or any other Person, domestic or foreign
(i) challenging the JV Transactions or seeking to restrain, delay or prohibit the consummation thereof; (ii) seeking to prohibit or impose material limitations on the Borrower's ownership or operation of all or any portion of the Borrower's business or assets (including the business and assets of Overseas) or to compel the Borrower to dispose of or hold separate all or any portion of the Borrower's business or assets

(including the business and assets of Overseas) as a result of the JV Transactions; (iii) which, in any event, might materially adversely affect the JV Transactions; or (iv) seeking to impose any materially adverse conditions upon the JV Transactions.

     (f) The Agent and its counsel shall be reasonably satisfied that the consummation of the JV Transactions shall be in compliance with all Laws (including, without limitation, all applicable U.S. securities and banking laws, rules and regulations).

     (g) All of the covenants and agreements to be performed or observed in connection with the JV Transactions prior to the Closing Date shall have been performed or complied with; all of the conditions to the consummation of the JV Transactions shall have been satisfied and not waived without the prior written consent of the Agent and the JV Transactions, and all other transactions contemplated thereby, shall have been consummated on terms acceptable to the Agent.

     (h) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Potential Event of Default.

     (i) There shall be no bankruptcy, insolvency, liquidation or other similar proceeding affecting, in any manner, all or a portion of the Acquired Assets.

     (j) The making of the Bridge Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Federal Reserve Board.

     (k) The Borrower shall have complied with all agreements and obligations under the Amended and Restated Commitment Letter, including the payment to First Union and its Affiliates of all fees payable pursuant to Section 2.3 hereof.

     (l) The Agent shall have received the seven year financial and operational projections for the Borrower and its Subsidiaries for the fiscal years 1998 through 2005, together with a detailed explanation of all management assumptions contained therein, which projections shall be in form and substance satisfactory to the Agent.

     (m) The Borrower shall have generated a minimum EBITDA (as defined in the Prior Commitment Letter (as defined in the Amended and Restated Commitment Letter)) of at least $40 million for the 12 month period ending August 31, 1998.

     (n) The Agent shall have received the Borrower's plan for becoming Year 2000 Compliant, which plan shall be in form and substance satisfactory to the Agent.

     (o) Neither the Borrower nor Overseas shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Agent, has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to consummate the Borrower Transactions and to execute, deliver and perform its obligations under the Loan Documents, the Senior Credit Facility and each other document or instrument to be delivered in connection with the Borrower Transactions executed or to be executed by it; there shall not have been, in the reasonable judgment of the Agent, any Material Adverse Change, or any development involving a prospective Material Adverse Change.

     (p) There shall not have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market in the United States or minimum or maximum prices established on any such exchanges;
(ii) a declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States or New York; or (iii) either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States, which, in the case of clause (A), (B) or (C) of this sentence, in the sole judgment of the Agent, (x) makes it impractical or inadvisable to proceed with the consummation of the Borrower Transactions or the Bridge Loan or any of the other transactions contemplated hereby including, without limitation, the issuance and sale of the Demand Take-Out Securities, or
(y) would materially affect the ability to sell or syndicate the Bridge Loan.

     (q) There shall not have been any disclosure of information relating to conditions or events not previously disclosed to the Lenders, or new information regarding previously disclosed matters, in the course of the Lenders' continuing legal, financial, tax, environmental, business and accounting due diligence review which the Lenders shall reasonably determine is material and adverse to the Borrower and Overseas.

     (r) The Borrower shall have had discussions with the Agent regarding the Borrower's financial condition and results of operations for the month of September 1998 based on the most current information reasonably available to the management of the Borrower and which discussions shall not have disclosed any information which the Agent shall reasonably determine is material and adverse to the Borrower.

SECTION 4  REPRESENTATIONS AND WARRANTIES


     In order to induce the Lenders to enter into this Agreement and to make the Bridge Loan, the Borrower represents and warrants to the Lenders that, at the time of execution hereof the following statements are, and on the Closing Date will be, true, correct and complete.

     4.1  Organization and Good Standing; Capitalization
          ----------------------------------------------

     (a) Each of the Borrower and Overseas is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Borrower and Overseas have the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

     (b) BGF Overseas Inc., a company organized under the laws of the Virgin Islands ("Overseas") is the only Subsidiary of the Borrower in existence on the date of this Agreement. The Capital Stock of Overseas is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. All of the outstanding shares of Capital Stock of Overseas are beneficially owned directly by the Borrower, free and clear of any perfected security interest or any other security interests, claims, Liens or encumbrances, other than Liens granted to secure the Senior Credit Facility.

     (c) All of the outstanding shares of Capital Stock of the Borrower have been duly and validly issued and are fully paid and nonassessable.

     4.2  Authorization and Power
          -----------------------

     The Borrower has the corporate power and requisite authority, and has taken all corporate action necessary, to consummate the Borrower Transactions and to execute, deliver and perform their respective obligations under the Loan Documents, the Senior Credit Facility, the Glass Holdings Loan Agreement and each other document and instrument to be executed, delivered or performed by it in connection with the Borrower Transactions.

     4.3  No Conflicts or Consents
          ------------------------

     (a) The execution, delivery and performance of the Loan Documents, the Senior Credit Facility, the Glass Holdings Loan Agreement and each other document and instrument to be executed, delivered or performed by the Borrower in connection with the Borrower Transactions, the consummation of each of the transactions herein or therein contemplated and, the compliance with each of the terms and provisions hereof or thereof, and the issuance, delivery and performance of the Bridge Notes and the Senior Credit Facility do not and on the Closing Date will not (i) violate any Law applicable to the Borrower or Overseas or any judgment, order, writ, injunction or decree of any Tribunal binding on the Borrower or Overseas, (ii) conflict with, result in a breach or violation of or constitute a default under the certificate of incorporation or bylaws of the Borrower or Overseas or any Contractual Obligation of the Borrower or Overseas,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or Overseas (other than any Liens created under the Senior Credit Facility) or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Borrower or Overseas except for such approvals or consents which have been obtained and disclosed in writing to the Agent or which have been waived in writing by the Agent on behalf of the Lenders.

     (b) No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Borrower of the Loan Documents, the Senior Credit Facility, the Glass Holdings Loan Agreement or any other document or instrument to be delivered, executed or performed by the Borrower or Overseas in connection with the Borrower Transactions or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order that has been obtained and remains in full force and effect or which has been waived in writing by the Agent on behalf of the Lenders.

     4.4  Enforceable Obligations
          -----------------------

     Each of the Loan Documents, the Glass Holdings Loan Agreement, the Senior Credit Facility and each other document or instrument to be delivered in connection therewith has been duly authorized by all necessary corporate action of the Borrower; each of the Loan Documents, the Glass Holdings Loan Agreement, the Senior Credit Facility and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the date hereof has been duly executed and delivered by the Borrower; and each of the Loan Documents, the Glass Holdings Loan Agreement, the Senior Credit Facility and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the date hereof is, and each of the Loan Documents, the Glass Holdings Loan Agreement, the Senior Credit Facility and each other document or instrument to be delivered in connection therewith to be executed and delivered after the Closing Date, will be, upon such execution and delivery, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.5  Properties; Liens
          -----------------

     Each of the Borrower and Overseas own, lease or have sufficient rights to use such properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated to be conducted following consummation of the Borrower Transactions, and neither the Borrower nor Overseas and, to the knowledge of the Borrower, any other party thereto, is in default under any lease, except in each case for such defects or defaults that, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of the material assets of the Borrower or Overseas is subject to any restriction which would prevent continuation of the use currently made, or contemplated to be made, thereof or which would materially adversely affect the value thereof.

     4.6  Financial Condition
          -------------------

     (a) The Borrower has delivered copies of the following financial statements to the Agent: (i) the audited consolidated balance sheet of the Borrower and Overseas at December 31, 1997 and December 31, 1996 and the related consolidated statements of income, shareholders equity and cash flows of the Borrower and Overseas for the three-year period ended December 31, 1997, certified by the independent certified public accountants of the Borrower and
(ii) the unaudited consolidated balance sheet of the Borrower and Overseas at August 31, 1998 and the related statements of income, retained earnings and cash flows for the Borrower and Overseas for the eight-month periods ended August 31, 1997 and August 31, 1998. The foregoing financial statements referred to in clauses (i) and (ii) were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of the Borrower and Overseas, respectively, and fairly present in all material respects the consolidated financial position of the Borrower and Overseas, respectively, as at the respective dates thereof and the consolidated results of operations and cash flows of the Borrower and Overseas, respectively, for the periods then ended. Neither the Borrower nor Overseas had at December 31, 1997 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments which are of a type required by GAAP to be reflected in financial statements or the notes thereto which are not so reflected. No events which have had or could reasonably be expected to have a Material Adverse Effect have occurred since December 31, 1997 except as reflected therein.

     (b)  Upon giving effect to the Borrower Transactions:

          (i) The fair saleable value of the assets of the Borrower and Overseas, on a stand-alone basis, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Person as they mature.

          (ii) The assets of the Borrower and Overseas, on a stand-alone basis, do not constitute unreasonably small capital for any such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted by such Person, and projected capital requirements and capital availability thereof.

          (iii) The Borrower does not intend to, and will not permit any of its Subsidiaries to, Incur debts beyond such Person's ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). The cash flow of the Borrower and each of its Subsidiaries, after taking into account all anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of debt of each such Person when such amounts are required to be paid.

          (iv) The Borrower does not intend, and does not believe, that final judgments against the Borrower or Overseas in actions for money damages will be rendered at a time when, or in an amount such that, any such Person will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrower and Overseas, on a stand-alone basis, after taking into account all other anticipated uses of the cash of each such Person (including the payments on or in respect of debt referred to in paragraph (iii) of this Section 4.6(b)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

     4.7  Full Disclosure
          ---------------

     The financial projections (including, without limitation, the pro forma financial statements included therewith) heretofore furnished to the Agent by the Borrower are complete, were prepared by or under the direction of an officer of the Borrower and were prepared in good faith on the basis of information and assumptions that the Borrower believed to be fair, complete and reasonable as of the date of such information, and which assumptions are believed to be fair, complete and reasonable as of the date hereof. All other factual information heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or Overseas to the Agent or Lenders for purposes of or in connection with the Loan Documents, the Glass Holdings Loan Agreement, the Senior Credit Facility and all exhibits and appendices thereto does not contain any untrue statement by such party or, to its knowledge, any other party of a material fact or omit to state any material fact necessary to keep the statements made by such party or, to its knowledge, any other party contained herein or therein from being misleading in a material respect. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document or certificate furnished to the Agent or the Lenders for use in the transactions contemplated hereby which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.8  No Default
          ----------

     No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

     4.9  Compliance with Contracts, Etc.
          -------------------------------

     Neither the Borrower nor Overseas is in violation of its charter, by-laws or other organizational documents, and no Event of Default or event that but for the giving of notice or the lapse of time, or both, would constitute an Event of Default on the part of the Borrower or any of its Subsidiaries exists under any Contractual Obligation of the Borrower or Overseas which could reasonably be expected to have a Material Adverse Effect.

     4.10 No Litigation
          -------------

     There is no Litigation pending or, to the best knowledge of the Borrower after due investigation, threatened, by, against, or which may relate to or affect (a) any benefit plan or any fiduciary or administrator thereof, (b) the JV Transactions, or (c) the Borrower or Overseas which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the ability of the Borrower to consummate the Borrower Transactions in a timely manner. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the JV Transactions or any other transactions contemplated by the Loan Documents, the Glass Holdings Loan Agreement or the Senior Credit Facility. Neither the Borrower nor Overseas is in default with respect to any judgment, order, writ, injunction or decree of any Tribunal, and there are no unsatisfied judgments against the Borrower or Overseas or their respective businesses or properties. Neither of the Borrower nor Overseas has been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, could reasonably be expected to have a Material Adverse Effect.

     4.11 Use of Proceeds; Margin Stock, Etc.
          -----------------------------------

     The proceeds of the Bridge Loan will be used solely to fund the Glass Holdings Loan. None of such proceeds will be used in violation of Regulation T, U or X. Neither the Borrower nor Overseas has taken or will take any action which might cause any of the Loan Documents to violate the applicable provisions of Regulation T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

     4.12 Taxes
          -----

     All material Tax Returns, foreign and domestic, required to be filed by or on behalf of the Borrower and Overseas in any jurisdiction have been filed, and all material Taxes for which they are directly or indirectly liable or to which any of their respective properties or assets are subject have been paid prior to the time that such Taxes could give rise to a Lien thereon other than Contested Claims. There is no material proposed tax assessment with respect to Taxes due by or on behalf of the Borrower or Overseas, and, to the best knowledge of the Borrower, there is no basis for such assessment, except for Contested Claims.

     4.13 ERISA
          -----

     A. No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of the Borrower or Overseas or any of their respective ERISA Affiliates which could reasonably be expected to have a Material Adverse Effect.

     B. In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), is not an amount which would reasonably be expected to have a Material Adverse Effect.

     C. Neither the Borrower nor Overseas has incurred or is reasonably expected to incur any liability with respect to any Foreign Plan or Foreign Plans which individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect.

     4.14 Compliance with Law
          -------------------

     Each of the Borrower and Overseas is in compliance with all Laws, except where the failure to comply, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.15 Government Regulation
          ---------------------

     Neither the Borrower nor Overseas is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other Law which regulates the Incurrence by the Borrower or Overseas of Indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     4.16 Intellectual Property
          ---------------------

     A. The Borrower and Overseas own or are licensed to use all Intellectual Property necessary to permit the operation of their businesses as currently conducted except where the failure to own or license the use of such Intellectual Property could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     B. To the Borrower's knowledge, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower or Overseas does not infringe on the rights of any Person, subject to such claims and infringements as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the Borrower Transactions will not impair the ownership of (or the license to use, as the case may be) of such Intellectual Property by the Borrower or Overseas.

     4.17 Environmental Matters
          ---------------------

          (i) The operations of each of the Borrower and Overseas (including, without limitation, as the term is used throughout this Section 4.17, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect;

          (ii) Each of the Borrower and Overseas has obtained all Permits under Environmental Laws necessary to their respective operations under currently applicable Laws, and all such Permits are being maintained in good standing, and each of the Borrower and Overseas is in compliance with all material terms and conditions of such Permits except for any such failure to obtain, maintain or comply which could not reasonably be expected to have a Material Adverse Effect;

          (iii) Neither of the Borrower nor Overseas has received (a) any notice or claim to the effect that it is or may be liable to any Person under any Environmental Law, including without limitation, any relating to any Hazardous Materials except as could not reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable foreign or state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of the Borrower's knowledge, neither of the Borrower nor Overseas is involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which could not reasonably be expected to have a Material Adverse Effect;

          (iv) Neither of the Borrower nor Overseas is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (v) Neither of the Borrower nor Overseas or any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would reasonably be expected to have a Material Adverse Effect;

          (vi) Neither of the Borrower nor Overseas has any contingent liability in connection with any Release or threatened Release of any Hazardous Materials by either of the Borrower or Overseas except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vii) Neither of the Borrower nor Overseas or any predecessor of either of the Borrower or Overseas has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

          (viii) No Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither of the Borrower nor Overseas has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environment al Claim having a Material Adverse Effect;

          (ix) Neither of the Borrower nor Overseas or, to the best of the Borrower's knowledge, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (x) No unregistered or noncompliant underground storage tanks and no unmonitored or otherwise noncompliant surface impoundments are on or at any Facility; and

          (xi) No Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility or other assets of the Borrower or Overseas except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.


Notwithstanding anything in this Section 4.17 to the contrary, no event or condition has occurred which may interfere with present compliance by the Borrower or Overseas with any Environmental Law, or which may give rise to any liability under any Environmental Law, including, without limitation, any matter disclosed on Schedule B which, individually or in the aggregate, has had a
             ----------
Material Adverse Effect.

     4.18 Survival of Representations and Warranties
          ------------------------------------------

     Subject to Section 12.10(B), all representations and warranties in the Loan Documents shall survive delivery of the Bridge Notes and the making of the Bridge Loan and shall continue until one year after repayment of the Bridge Notes and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

     4.19 Permits
          -------

     The Borrower and Overseas have such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances ("Permits"), and are in compliance in all material respects with all Laws as are necessary to own, lease or operate their respective properties and to conduct their businesses in the manner as presently conducted and to be conducted immediately after the consummation of the Borrower Transactions except where the failure to have such Permits or to comply with such Laws could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such Permits are valid and in full force and effect. The Borrower and Overseas are in compliance in all material respects with their respective obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.20 Insurance
          ---------

     The Borrower and Overseas carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is (and will be immediately after the consummation of the JV Transactions) in full force and effect.

     4.21 Labor Matters
          -------------

     No labor disturbance by the employees of the Borrower or Overseas exists or, to the best knowledge of the Borrower, is threatened and the Borrower is not aware of any existing or imminent labor disturbance by the employees of the principal suppliers, manufacturers or customers of the Borrower or Overseas.

     4.22 Guarantees
          ----------

     Each Guarantor shall, on the date it executes and delivers a Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Guarantor will not (i) violate any Law or the charter or bylaws of such Guarantor, or (ii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Guarantor, the Borrower or any other Subsidiary of the Borrower under any Contractual Obligation of such Guarantor or the Borrower or any other Subsidiary of the Borrower (other than Permitted Liens); on the date of such execution and delivery, each Guarantee executed and delivered by a Guarantor shall constitute legal, valid, binding and unconditional obligations of such Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the foregoing representations and warranties of the Borrower shall be deemed for all purposes to have been made on each date when a Guarantee is delivered hereunder with respect solely to that Guarantee and the Guarantor so issuing such Guarantee.

     4.23 Senior Subordinated Indenture; Etc.
          -----------------------------------

     The Borrower and each Guarantor shall (to the extent such documents are executed), on the date they execute and deliver the Senior Subordinated Indenture and the Exchange Notes (and the guarantees related thereto, as the case may be) and the Demand Take-Out Notes and the indenture governing the Demand Take-Out Notes (or the guarantees related thereto, as the case may be), have the full corporate power, authority and capacity to do so and to perform all of their respective obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Borrower and the Guarantors enforceable against the Borrower and the Guarantors in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date, if any, of such execution and delivery by the Borrower and the Guarantors, the Senior Subordinated Indenture and the Exchange Notes (and the guarantees thereof) and the Demand Take-Out Notes and the indenture governing the Demand Take-Out Notes (and the guarantees thereof) shall constitute legal, valid, binding and unconditional obligations of the Borrower and the Guarantors, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     4.24 Broker's or Finder's Fees
          -------------------------

     Other than as contemplated in the Amended and Restated Commitment Letter and other than fees payable to First Union and its Affiliates in connection with the Acquisition, no broker's or finder's fees or commissions will be payable by the Borrower or Overseas with respect to any transaction contemplated by any of the Loan Documents, the Glass Holdings Loan Agreement or the Senior Credit Facility and no similar fees or commissions will be payable by the Borrower or Overseas for any other services rendered to the Borrower or Overseas in connection with the transactions contemplated hereby and thereby. The Borrower represents, warrants, covenants and agrees that the Borrower will indemnify the Lenders and the Agent against, and hold each of them completely harmless from and against, any and all claims, demands or liabilities for broker's or finder's fees or similar fees or commissions asserted to have been incurred in connection with any of the Loan Documents, the Glass Holdings Loan Agreement or the Senior Credit Facility or any of the transactions contemplated thereunder.

     4.25 Year 2000 Compliance
          --------------------

     Any reprogramming and related testing required to permit the proper functioning of each of the Borrower's and Overseas' computer systems in and following the year 2000 will be completed in all material respects prior to September 1, 1999 (that is, each of the Borrower and Overseas will be "Year 2000 Compliant"), and the cost to each of the Borrower and Overseas of such reprogramming and testing will not result in a Default or Potential Event of Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of each of the Borrower and Overseas are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, adequate for the conduct of its business.

SECTION 5  AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that until the satisfaction in full of the Bridge Loan and the Bridge Notes and all other amounts due under this Agreement have been paid in full, it shall, and shall cause its Subsidiaries to, fully and timely perform all covenants in this Section 5:

     5.1  Financial Statements and Other Reports
          --------------------------------------

     The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Borrower will deliver to each Lender and the Agent:

          (i) as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, (1) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month, (2) the related summary statements of income, stockholders' equity and cash flows, in each case for such month and for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.l(x), all certified by the chief financial officer or the controller of the Borrower that they fairly present in all material respects the financial condition of such entities as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (3) a conference call with senior management to discuss the operations of the Borrower and its Subsidiaries for such monthly period and for the period from the beginning of the then current fiscal year to the end of such monthly period;

          (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (1) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, (2) the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.1(x), all in reasonable detail and certified by the chief financial officer or the controller of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (3) the Borrower's quarterly report on Form 10-Q for such quarterly period, and (4) only if the Borrower does not file quarterly reports on Form 10-Q with the Commission, a narrative report describing the operations of the Borrower and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-Q) prepared for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

          (iii) as soon as available and in any event within 90 days after the end of each fiscal year, (1) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, (2) the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to section 5.1(x) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer or the controller of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, at the dates indicated and the results of their operations and their cash flows for the periods indicated, (3) the Borrower's annual report on Form 10-K for such year, (4) only if the Borrower does not file annual reports on Form 10-K with the Commission, a narrative report describing the operations of the Borrower and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in annual reports on Form 10-K) prepared for such fiscal year, and (5) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Borrower and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) together with each delivery of financial statements pursuant to Sections 5.1(ii) and (iii) above, (a) an Officers' Certificate of the Borrower stating that the signers have reviewed the terms of this Agreement and the Bridge Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and (b) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.8, 6.9 and 6.13;

          (v) together with each delivery of consolidated financial statements pursuant to Section 5.1(iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential

     Event of Default that relates to accounting matters has come to their attention and, if any such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such
                                                            --------
     accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the Compliance Certificates delivered therewith is not correct;

          (vi) promptly upon receipt thereof, copies of all reports in final form (other than reports of a routine or ministerial nature which are not material) submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii) promptly upon the sending or filing thereof, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to their public security holders or by any Subsidiary of the Borrower to its public security holders other than the Borrower or another Subsidiary of the Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Commission or any governmental authority (other than reports of a routine or ministerial nature which are not material), and (c) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

          (viii) promptly upon any executive officer of the Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition which might result in an Event of Default referred to in Section 7.2, (c) of any condition or event which would be required to be disclosed in a current report filed with the Commission on Form 8-K whether or not the Borrower is required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

          (ix) promptly upon any executive officer of the Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), Environmental Claim, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed in writing by the Borrower to the Lenders or (Y) any material development in any proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the JV Transactions;

     written notice thereof together with such other information as may be reasonably available to the Borrower or any of its Subsidiaries to enable the Lenders and their counsel to evaluate such matters;

          (x) as soon as practicable but in any event no later than 45 days following the first day of each fiscal year a forecast for each of the next succeeding twelve months of the consolidated balance sheet and the consolidated statements of income, cash flow and cash position of the Borrower and its Subsidiaries, together with an outline of the major assumptions upon which the forecast is based. Together with each delivery of financial statements pursuant to Sections 5.1(ii) and (iii) above, the Borrower shall deliver a comparison of the current year to date financial results against the budget required to be submitted pursuant to this
     Section 5.1(x);

          (xi) in writing, promptly upon any Officer of the Borrower obtaining knowledge that the Borrower or any of its Subsidiaries has received notice or otherwise learned of any Environmental Claim or other claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (y) the release, threatened release or presence of any Hazardous Material in the environment which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which the Borrower or any of its Subsidiaries would have a duty to report to a Tribunal under an Environmental Law, or (z) the existence of any Environmental Lien on any properties or assets of the Borrower or any of its Subsidiaries;

          (xii) promptly after the availability thereof, copies of all material amendments to the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries;

          (xiii) promptly upon any Person becoming a Subsidiary of the Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Borrower and (b) the ownership structure and jurisdiction of incorporation of such Subsidiary; and

          (xiv) with reasonable promptness such other information and data with respect to the Borrower or any of its Subsidiaries or any of their respective properties, businesses or assets as from time to time may be reasonably requested by any Lender; provided that no information or data
                                         --------
     shall be required to be delivered hereunder or under any other provision of this Agreement if it would violate any applicable attorney-client or accountant-client privilege.

     5.2  Corporate Existence, Etc.
          -------------------------

     The Borrower will at all times preserve and keep in full force and effect its corporate existence and rights and franchises to its business and those of each of its Subsidiaries, except as permitted by Section 6.7 or where the failure to so preserve or keep could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.3  Payment of Taxes and Claims; Tax Consolidation
          ----------------------------------------------

     A. The Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its Subsidiaries or any of its or their material properties or assets or in respect of any of its or their franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its or their properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or
                                                --------
claim need be paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The Borrower will, promptly upon any of its officers obtaining knowledge that a charge or claim described in the previous sentence has not been paid, other than as permitted by the proviso in the previous sentence, deliver notice to the Agent (which will provide a copy of such notice to each Lender) of such failure to pay.

     B. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax Return with any Person (other than Glass Holdings or the Borrower or any of its Subsidiaries so long as the filing of such consolidated income Tax Return is permitted by applicable law)

     5.4  Maintenance of Properties; Insurance
          ------------------------------------

     The Borrower will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided that nothing in this
                                            --------
Section 5.4 shall prevent the Borrower or any of its Subsidiaries from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of the Board of Directors of the Borrower, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers to the extent consistent with prudent business practices and customary in its industry, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which the Borrower and its Subsidiaries operate.

     5.5  Inspection
          ----------

     The Borrower shall permit any authorized representatives designated by the Agent to visit and inspect any of the properties of the Borrower or its Subsidiaries, including, without limitation, its and their financial and accounting records, and to receive copies and extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of the Borrower or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     5.6  Equal Security for Bridge Loan
          ------------------------------

     If the Borrower or any of its Subsidiaries shall create, assume or suffer to exist any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of
Section 6.2, the Borrower shall make or cause to be made effective provision whereby (i) the Obligations under this Agreement, in the case of the Borrower and (ii) the Guarantee Obligations of the Guarantors if any, will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this
                                                           --------
covenant shall not be construed as or deemed to be a consent by the Agent to any violation of the provisions of Section 6.2; and provided, further, that the
                                                --------  -------
Borrower shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations under this Agreement will be secured, directly or indirectly, by Margin Stock.

     5.7  Compliance with Laws, Etc.
          --------------------------

     The Borrower shall and shall cause each of its Subsidiaries to comply with the requirements of all Laws, to the extent noncompliance, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.8  Maintenance of Accurate Records, Etc.
          -------------------------------------

     The Borrower shall, and shall cause each of its Subsidiaries to, keep true books and records and accounts in which full and correct entries will be made of all of its and their respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its or their respective financial statements adequate accruals and appropriations to reserves all in accordance with GAAP and consistent with prior business practices.

     5.9  Take-Out Financing
          ------------------

     The Borrower agrees that upon request (a "Take-Out Request") from the Take-Out Bank, the Borrower will take all actions necessary or desirable, to the extent within its power, so that the Take-Out Bank can, as soon as practicable after such Take-Out Request, publicly sell or privately place the Demand Take-Out Notes (the "Initial Request Date"). The Borrower further agrees that upon notice by the Take-Out Bank, at any time and from time to time following the Initial Request Date, the Borrower will issue and sell Demand Take-Out Notes upon such terms and conditions as specified in such notice; provided that (i)
                                                            --------
the interest rate thereon (whether fixed or floating) shall be determined by the Take-Out Bank in light of the then prevailing market conditions but in no event shall the Borrower be required to accept either (a) a stated interest rate on the Demand Take-Out Notes in excess of 13.0% per annum or (b) an issue price
                                             --- -----
(after deducting the Take-Out Bank's selling or placement discount but before deducting expenses) of less than 97.25% of par value; (ii) the Borrower, in its reasonable discretion after consultation with the Take-Out Bank, shall determine whether the Demand Take-Out Notes shall be issued through a public offering or a private placement and, if issued in a private placement, the Demand Take-Out Notes will be accompanied by registration rights customary for the type of transaction consummated; (iii) the maturity of any Demand Take-Out Notes shall not be earlier than the tenth anniversary of the Closing Date; and (iv) all other arrangements with respect to the Demand Take-Out Notes shall be reasonably satisfactory in all respects to the Take-Out Bank and the Borrower in light of the then prevailing market conditions. The foregoing shall not limit the Borrower's right to refinance the Bridge Loan by any other means.

     5.10 Exchange of Bridge Notes
          ------------------------

     (a) The Borrower will, at any time after the Exchange Date, on or prior to the tenth Business Day following the written request of First Union (the "Initial Exchange Request"):

          (i) Execute and deliver, cause each Guarantor, if any, to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture;

          (ii) Notify each Lender that the Bridge Notes may be exchanged for Exchange Notes (as defined below) and provide each Lender with a copy of the Senior Subordinated Indenture.

     (b) At any time after the receipt of the Initial Exchange Request, upon receipt of a written request from any Lender to exchange an amount of Bridge Notes permitted by clause (c) below (a "Subsequent Exchange Request"), the Borrower shall, within 5 Business Days following any such receipt:

          (i) Execute and deliver in accordance with the Senior Subordinated Indenture to each Lender that delivered the Initial Exchange Request or a Subsequent Exchange Request a note in the form attached to the Senior Subordinated Indenture (the "Exchange Notes") in exchange for such Bridge Notes dated the date of the issuance of such Exchange Note, payable to such Lender in the same principal amount as such Bridge Notes (or portions thereof) being exchanged, and cause each Guarantor to endorse its guarantee thereon; and

          (ii) Execute and deliver, and cause each Guarantor, if any, to execute and deliver, to each holder or beneficial owner of Exchange Notes, a Registration Rights Agreement containing terms as are generally set forth in Exhibit IV hereto, if such Registration Rights Agreement has not
        ----------
     previously been executed and delivered or, if such Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto.

     (c) A Subsequent Exchange Request shall specify the principal amount of the Bridge Notes to be exchanged pursuant to this Section 5.10 which shall be at least $5,000,000 and integral multiples of $10,000 in excess thereof. Bridge Notes delivered to the Borrower under this Section 5.10 in exchange for Exchange Notes shall be canceled by the Borrower and the corresponding amount of the Bridge Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Subordinated Indenture.

     (d) The Exchange Notes shall (unless the Agent otherwise elects by providing the Borrower with notice prior to the Exchange Date) bear interest at a fixed rate per annum equal to the rate of interest borne by the Bridge Notes on the Exchange Date and shall be subject to the PIK Interest Amount, if otherwise available to the Borrower. The Exchange Notes will not be redeemable by the Borrower for a period of 5 years from the Closing Date and, subject to
Section 6.17, will be redeemable thereafter, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the date of such redemption plus the Applicable Redemption Premium; provided, however, that if the Agent provides the notice described in
          -------  -------
the first sentence of this paragraph, but subject to Section 6.17, the Exchange Notes will be redeemable at any time, in whole or in part, by the Borrower upon not less than 10 days written notice to the holders of such Exchange Notes at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the date of such redemption.

     (e) The bank or trust company acting as trustee under the Senior Subordinated Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000.

     5.11 ERISA Compliance
          ----------------

     The Borrower and each of its Subsidiaries will notify the Lenders promptly upon becoming aware of any fact arising in connection with any of the Pension Plans or any Multiemployer Plans which have resulted in or could be reasonably expected to constitute or result in an ERISA Event, together with a statement as to the action, if any, proposed to be taken with respect thereto.

     5.12 Payments in U.S. Dollars
          ------------------------

     All payments of any Obligations to be made hereunder or under the Bridge Notes by the Borrower or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

     5.13 Register
          --------

     The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 5.13, to maintain a register (the "Register") on which it will record the Bridge Loan made by each of the Lenders and each repayment in respect of the principal amount of the Bridge Loan of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Bridge Loan.
With respect to any Lender, the transfer of the Bridge Loan Commitment of such Lender and the rights to the principal of, and interest on, any Bridge Loan made pursuant to such Bridge Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Bridge Loan Commitment and Bridge Loan and prior to such recordation all amounts owing to the transferor with respect to such Bridge Loan Commitment and Bridge Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Bridge Loan Commitment and Bridge Loan shall be recorded by the Agent on the Register only upon the receipt by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 12.2A. Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Bridge Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Bridge Note evidencing such Bridge Loan, and thereupon one or more new Bridge Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender

     5.14 Lenders Meeting
          ---------------

     The Borrower will participate in a meeting with the Lenders once during each fiscal year during which any Obligations are outstanding hereunder to be held at a location and a time selected by the Borrower and reasonably satisfactory to the Lenders.

     5.15 Guarantors
          ----------

     The Borrower will cause any Person that becomes a Wholly-Owned Subsidiary of the Borrower that is organized under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia (whether by creation, acquisition or otherwise) to execute and deliver a notation of Guarantee substantially in the form of Exhibit VII (and with such
                                                   -----------
documentation relating thereto as the Agent shall require, including, without limitation, a supplement or amendment to this Agreement and opinions of counsel as to the enforceability of such guarantee) pursuant to which such Wholly-Owned Subsidiary shall become a Guarantor under the Bridge Notes and this Agreement in accordance with Section 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

     5.16 Marketing Bridge Notes and Take-Out Securities
          ----------------------------------------------

     (a) If requested from time to time by First Union, the Borrower will make appropriate officers of the Borrower and its Subsidiaries available to First Union for meetings with prospective purchasers of the Bridge Notes and preparing and presenting to such prospective purchasers material in connection with such meetings.

     (b) If requested by FUCM, the Borrower will make appropriate officers of the Borrower and its Subsidiaries available to FUCM for road show meetings with prospective purchasers of the Take-Out Securities and preparing and presenting to potential investors road show material in a manner consistent with other new issuances of high yield debt securities.

     5.17 Environmental Matters
          ---------------------

          (i) The Borrower shall and shall cause each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) to comply materially with all applicable Environmental Laws and to maintain and comply materially with the terms of all Permits under applicable Environmental Laws necessary to their respective operations.

          (ii) The Borrower shall and shall cause each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) promptly to conduct and complete all notifications, investigations, studies, sampling and testing, and all remedial, cleanup, removal and other actions, required under applicable Environmental Laws.

          (iii) The Borrower shall and shall cause each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) to limit the presence of Hazardous Materials to those Hazardous Materials that are necessary to the normal operation of their respective businesses.

SECTION 6  NEGATIVE COVENANTS

     The Borrower covenants and agrees that until the satisfaction in full of the Bridge Loan and the Bridge Notes and all other amounts due under this Agreement have been paid in full, it shall, and shall cause its Subsidiaries to, fully and timely perform all covenants in this Section 6:

     6.1  Indebtedness
          ------------

     The Borrower shall not, and shall not cause or permit any of its Subsidiaries, directly or indirectly, to Incur any Indebtedness, except for the following ("Permitted Indebtedness"):

          (i) Indebtedness under the Bridge Notes, the Exchange Notes and the Guarantees;

          (ii) Indebtedness of up to $125,000,000 in the aggregate at any one time outstanding under the Senior Credit Facility, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (it being understood that the Senior Subordinated Indenture shall provide that any borrowings under the Senior Credit Facility in excess of $125,000,000, or such lesser amount resulting from any permanent commitment reductions, must be made in accordance with the last paragraph of this Section 6.1);

          (iii) other Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date (as set forth in Schedule C) reduced by the amount of
                                          ----------
     any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Hedging Obligations of the Borrower and its Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

          (v) Contingent Obligations permitted by Section 6.5 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (vi) Indebtedness of a Subsidiary of the Borrower to the Borrower or to a Subsidiary of the Borrower for so long as such Indebtedness is held by the Borrower or a Subsidiary of the Borrower, in each case subject to no Lien held by a Person other than the Borrower or a Subsidiary of the Borrower; provided that if as of any date any Person other than the
               --------
     Borrower or a Subsidiary of the Borrower owns or holds any such Indebtedness or holds a Lien (other than Permitted Liens) in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Borrower to a Wholly-Owned Subsidiary of the Borrower for so long as such Indebtedness is held by a Wholly-Owned Subsidiary of the Borrower and subject to no Lien; provided that (a) any
                                                        --------
     Indebtedness of the Borrower to
     any Wholly-Owned Subsidiary of the Borrower is unsecured and subordinated, pursuant to a written agreement, to the Borrower's obligations under any Senior Indebtedness and under this Agreement and the Bridge Notes and (b) if as of any date any Person other than a Wholly-Owned Subsidiary of the Borrower owns or holds any such Indebtedness or any Person holds a Lien (other than Permitted Liens) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within two Business Days of Incurrence;

          (ix) Indebtedness of the Borrower or any of its Subsidiaries represented by letters of credit for the account of the Borrower or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x)    Permitted Refinancing Indebtedness; and

          (xi) Additional Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding for Capital Lease Obligations or for purposes of financing the purchase price or construction cost of equipment, fixtures or similar property.

     In addition to the foregoing, the Senior Subordinated Indenture shall provide that the Borrower and any Guarantors may Incur additional Indebtedness; provided, that (a) no Potential Event of Default with respect to payment of
--------
principal of, or interest on, the Exchange Notes or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness and (b) immediately before and immediately after giving effect to the Incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Borrower would be greater than 3.0 to 1.0.

     6.2  Liens
          -----

     The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or of any of its Subsidiaries, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, other than the following (collectively, the "Permitted Liens"):

          (i) Liens for Taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Borrower or any of its Subsidiaries shall have set aside on its or their books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default and Liens securing appeal or similar surety bonds therefor; provided, that (a) no
                                                       --------
     Event of Default exists with respect thereto and (b) the aggregate amount secured by such Lien does not exceed $10,000,000 (exclusive of Liens securing judgments covered by insurance in respect of which the carrier has not contested coverage);

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) any interest or title of a lessor under any Capital Lease; provided that such Liens do not extend to any property or assets which is
     --------
     not leased property subject to such Capital Lease;

          (vii) purchase money Liens to finance property or assets of the Borrower or a Subsidiary of the Borrower acquired in the ordinary course of business; provided, however, that (A) the related purchase money
               --------  -------
     Indebtedness (x) is Incurred in accordance with Section 6.1, (y) shall not exceed the cost of such property or assets and (z) shall not be secured by any property or assets of the Borrower or any Subsidiary of the Borrower other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 30 days of such acquisition;

          (viii) Liens upon specific items of inventory or other goods and proceeds of the Borrower or any of its Subsidiaries securing such obligations of the Borrower or any of its Subsidiaries in respect of bankers' acceptances issued or created for the account of the Borrower or any of its Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Borrower or any of its Subsidiaries, including rights of offset and set-off;

          (xi) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is Incurred under this Agreement or the Senior Credit Facility;

          (xii) Liens upon all or substantially all of the assets of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, granted to secure the Senior Credit Facility; and

          (xiii) Liens existing on the Closing Date as set forth on Schedule A
                                                                    ----------
     to the extent and in the manner such Liens are in effect on the Closing Date and Liens to secure any Permitted Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Section 6.2 and which Indebtedness has been Incurred in accordance with Section 6.1; provided that such new Lien shall not
                                     --------
     extend to any property or assets other than the property or assets securing the Indebtedness being Refinanced by such Permitted Refinancing Indebtedness.

     6.3  Restricted Payments
          -------------------

     The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution, on any Capital Stock of the Borrower or its Subsidiaries (other than dividends or distributions payable solely in Qualified Capital Stock of the Borrower or dividends or distributions payable to the Borrower or any Wholly-Owned Subsidiary of the Borrower), (ii) purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Borrower or any of its Subsidiaries, or any warrants, rights or options to acquire shares of any class of such Capital Stock, (iii) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity payment, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness or Senior Subordinated Indebtedness of the Borrower or any of its Subsidiaries or (iv) make any Investments other than Permitted Investments (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance, prepayment or Investment set forth in clauses (i), (ii), (iii) and (iv) above a "Restricted Payment").

     Notwithstanding the foregoing paragraph, (i) the Borrower and its Subsidiaries may make Restricted Payments not to exceed $2,000,000 in the aggregate; provided, that the Senior Subordinated Indenture shall omit this
           --------
clause (i) and (ii) the Borrower may make book-entry dividends to Glass Holdings to make payments of interest on the Glass Holdings Loan so long as (A) Glass Holdings makes a book-entry contribution to AGY Holdings to enable AGY Holdings to pay interest on the Purchase Price Loan, (B) AGY Holdings uses such contribution to pay interest on the Purchase Price Loan, (C) Glass Holdings applies such interest payment to the payment of interest on the Glass Holdings Loan and (D) after giving effect to such dividend and the application of the interest payment on the Glass Holdings Loan, there is no change to the retained earnings of the Borrower or Consolidated Net Income solely as a result of the making of such dividend and the payment of such interest.

     Notwithstanding the first paragraph of this Section 6.3, the Senior Subordinated Indenture shall provide that the Borrower and its Subsidiaries may make Restricted Payments if, at the time of making any such Restricted Payment or immediately after giving effect thereto, (i) no Potential Event of Default or Event of Default shall have occurred and be continuing, (ii) the Borrower is able to incur at least $1.00 of additional Indebtedness pursuant to the last paragraph of Section 6.1 and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Closing Date (the amount expended for such purposes, if other than cash, being the fair market value of such property) does not exceed: (A) 50% of cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) accrued during the period (treated as one accounting period) beginning on the first full fiscal quarter after the Closing Date to the end of the most recent fiscal quarter for which consolidated financial information of the Borrower is available; less (B) the amount of
                                                    ----
Restricted Payments permitted to be made pursuant to clause (i) of the second paragraph of this Section 6.3 (it being understood that clause (i) of the second paragraph of this Section 6.3 will be omitted from the Senior Subordinated Indenture); plus (C) without duplication of any amounts included in clause (A)
            ----
above, in the case of the disposition or repayment of, or the receipt by the Borrower or any Subsidiary of the Borrower of any dividends or distributions from, any Restricted Payment made pursuant to clause (i) of the second paragraph of this Section 6.3 that constituted an Investment, an amount equal to the lesser of the amount of such Investment and the amount received by the Borrower or any Subsidiary of the Borrower upon such disposition, repayment, dividend or distribution.

     6.4  Contingent Obligations
          ----------------------

     The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations outstanding on the Closing Date described in Schedule C.
                  ----------

          (ii) any Guarantors may become and remain liable with respect to Contingent Obligations under the Guarantees;

          (iii) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with additional acquisitions of assets or stock, Asset Sales or other sales of assets; provided that the maximum assumable liability in
                            --------
     respect of all such obligations shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such Asset Sales and other sales;

          (iv) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees made under the Senior Credit Facility; and

          (v) Hedging Obligations of the Borrower and its Subsidiaries entered into in the ordinary course of business and not for speculative purposes.

     6.5  Layering of Indebtedness
          ------------------------

     Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, Incur any Indebtedness that is by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Borrower or of such Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Bridge Notes and the Guarantees to the same extent and in the same manner as the Bridge Notes and the Guarantees are subordinated to the Senior Credit Facility, except for Senior Subordinated Indebtedness that is subordinate to the Senior Credit Facility to the same extent and in the same manner as the Bridge Loan and the Guarantees.

     6.6  Restriction on Fundamental Changes
          ----------------------------------

     Subject to Section 5.2 and other than the sale of 100% of a Subsidiary of the Borrower in accordance with Section 6.13 and Section 6.14, the Borrower shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, or consolidate, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired, except that any Subsidiary of the Borrower may be merged, amalgamated, consolidated or combined with or into the Borrower or any Guarantor or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of related transactions, to the Borrower, any Guarantor or any Person which as a result thereof shall (i) become a Wholly-Owned Subsidiary of the Borrower and (ii) become a Guarantor in accordance with
Section 10; provided that (A) no Potential Event of Default or Event of Default
            --------
shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Borrower and a Subsidiary of the Borrower, the Borrower shall be the continuing or surviving corporation, (C) the surviving entity (I) continues to be bound as such under this Agreement or the Guarantee of such Guarantor, as the case may be, and (II) executes and delivers to the Agent immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to the Agent, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Agent to the effect that this Agreement and such Guarantee continue to be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as the Agent may reasonably request and (D) immediately after giving effect to any transaction contemplated by this Section 6.6, the Borrower shall have a Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Borrower prior to such transaction.

     6.7  Limitation on Dividend and Other Payment Restrictions Affecting
          ---------------------------------------------------------------
          Subsidiaries
          ------------

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (any such restriction or encumbrance a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in (i) the Loan Documents and any instrument governing Take-Out Securities or Exchange Notes to the extent Incurred in accordance with this Agreement; (ii) the Senior Credit Facility as in effect on the Closing Date and any amendment or restatement thereof; provided, however, that any such amendment or restatement is not materially more
--------  -------
restrictive with respect to such encumbrance or restriction than those in existence on the Closing Date; (iii) any instrument governing Acquired Indebtedness which encumbrances or restrictions do not apply to any Person, or the properties of assets of any Person, other than the Subsidiary acquired and such Acquired Indebtedness is otherwise permitted to be incurred pursuant to
Section 6.1; or (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (2) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Subsidiary of the Borrower, or any customary restriction on the ability of a Subsidiary of the Borrower to dividend, distribute or otherwise transfer any asset which secures Indebtedness Incurred by such Subsidiary pursuant to Section 6.1(ix); (3) restrictions with respect to a Subsidiary of the Borrower imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary; provided, however, that such
                                            --------  -------
restrictions apply solely to the Capital Stock or assets of such Subsidiary which are being sold; (4) customary restrictions imposed on the transfer of copyrighted or patented materials; (5) applicable law; and (6) any instrument that Refinances any Indebtedness effecting any such encumbrance or restriction pursuant to clause (1) above; provided that the provisions relating to any such
                              --------
encumbrance or restriction in any such instrument are not more restrictive than those contained in the agreements referred to in clause (1).

     6.8  Transactions with Shareholders and Affiliates
          ---------------------------------------------

     (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless: (i) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Borrower; (ii) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a fair market value in excess of $1.0 million, the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors of the Borrower, such approval to be evidenced by a resolution of the Board of Directors of the Borrower stating that such Board of Directors has determined that such transaction complies with the foregoing provisions and (iii) in the event that such Affiliate Transaction involves aggregate payments or transfers or services with a fair market value in excess of $10.0 million, the Borrower shall, prior to the consummation thereof, obtain the written approval of First Union with respect to the terms thereof.

     (b)  Notwithstanding the foregoing, the restrictions set forth in paragraph
(a) shall not apply to (i) transactions with or among the Borrower and any Wholly-Owned Subsidiary of the Borrower or between or among Wholly-Owned Subsidiaries of the Borrower; (ii) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Borrower or any Subsidiary of the Borrower as determined in good faith by the Borrower's Board of Directors; (iii) any transactions undertaken pursuant to any Contractual Obligations or rights set forth in Schedule D (as in effect on the Closing Date) and any renewals thereof or amendments thereto; provided, that such renewals or amendments do not materially
                    --------
change the rights and obligations of the Borrower and its Subsidiaries; (iv) any Investments made in compliance with clause (iv) of the definition of Permitted Investments; (v) loans and advances to officers, directors and employees of the Borrower or any Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (vi) the entering into by the Borrower and any of its consolidated Subsidiaries of a tax sharing or similar arrangement with Glass Holdings and its Affiliates other than AGY Holdings; provided, that any such tax sharing agreement shall, prior to the consummation thereof, be approved by First Union and (vii) any Restricted Payments permitted to be made pursuant to Section 6.3.

     6.9  Subsidiary Stock; Borrower Restrictions
          ---------------------------------------

     (a) Except for any sale of 100% of the Capital Stock or other equity securities of any of the Borrower's Subsidiaries in compliance with the provisions of Section 6.6, the Borrower will not and will not permit any of the Subsidiaries to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of the Borrower's Subsidiaries, except (i) to qualify directors if required by applicable law, (ii) to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, and (iii) Liens in favor of the lenders under the Senior Credit Facility.

     6.10 Business Activities
          -------------------

     The Borrower will not, nor will it permit any Subsidiary to engage in any business other than a Permitted Business.

     6.11 Amendment or Waivers of Certain Documents
          -----------------------------------------

     The Borrower shall not, and shall not cause or permit any of the Subsidiaries to, directly or indirectly, enter into any amendment, modification supplement or waiver with respect to the Senior Credit Facility or the Glass Holdings Loan Agreement as in effect on the date hereof or that would modify any of the provisions thereof or any of the definitions relating thereto in a manner adverse to the Lenders.

     6.12 Amendment to Charter Documents
          ------------------------------

     The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, amend their respective certificates of incorporation or bylaws in any respect which could be materially adverse to the interests of the Lenders.

     6.13 Asset Sales
          -----------

     The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (1) the Borrower or such Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value (determined at the time of such Asset Sale) of the property, assets or stock that is the subject of such Asset Sale, (2) at least 85% of the consideration received therefor by the Borrower or such Subsidiary is in the form of cash or Cash Equivalents and (3) all of the Net Cash Proceeds in respect thereof are applied by the Borrower or a Subsidiary of the Borrower in accordance with Section 2.4A(ii)(a); provided, that the Borrower shall not, and shall not cause or
             --------
permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale or series of related Asset Sales involving, in either case, assets, stock or property with an aggregate fair market value exceeding $5.0 million without the approval of the Agent.

     Nothing in this covenant shall be deemed to prevent the exercise of remedies by secured creditors of the Borrower or any Subsidiary of the Borrower.

     6.14 Transfer of Assets to Subsidiaries
          ----------------------------------

     The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, transfer (other than in the ordinary course of business and other than pursuant to a Permitted Investment) any assets or property to any Subsidiary of the Borrower that is not a Guarantor.

     6.15 Sale and Leaseback Transactions
          -------------------------------

     The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any Sale and Leaseback Transaction.

     6.16 Refinancing of the Bridge Loan in Part
          --------------------------------------

     The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, Incur any Indebtedness to Refinance the Bridge Loan in part other than the Demand Take-Out Notes or the Exchange Notes, unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness Incurred to Refinance the Loans in part shall have been approved in writing by the Agent prior to the Incurrence of any such Indebtedness.

SECTION 7  EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur and be continuing:

     7.1  Failure to Make Payments When Due
          ---------------------------------

     Failure to pay any installment of principal of the Bridge Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise (whether or not such payment is prohibited by Section 8); or failure to pay any interest on the Bridge Loan or any other amount due under this Agreement within five days or more after the date due (whether or not such payment is prohibited by Section 8); or

     7.2  Default in Other Agreements
          ---------------------------

     Failure of the Borrower or any of its Subsidiaries to pay at final maturity principal on one or more issues of Indebtedness or Contingent Obligations of the Borrower or of any of its Subsidiaries (other than Indebtedness referred to in Section 7.1) or (B) breach or default by the Borrower or any of its Subsidiaries with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of the Borrower or of any of its Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations and such breach or default results in the acceleration of that Indebtedness or Contingent Obligation prior to its stated maturity and, in any case of (A) or (B), the principal amount of such Indebtedness or Contingent Obligation and all other such Indebtedness or Contingent Obligations of the Borrower and its Subsidiaries in respect of which there is such a failure to pay principal or which has been so accelerated equals $5,000,000 or more; or

     7.3  Breach of Certain Covenants
          ---------------------------

     Failure of the Borrower or any Subsidiary of the Borrower to perform or comply with any covenant, term or condition contained in (x) Section 2.4A(ii), 2.4A(iv), 5.2 or Section 6 or (y) in the Amended and Restated Commitment Letter; or

     7.4  Breach of Warranty
          ------------------

     Any representation, warranty or certification made by the Borrower or any Subsidiary of the Borrower in any Loan Document or in any statement or certificate at any time given by the Borrower or any Subsidiary of the Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

     7.5  Other Defaults Under Agreement or Loan Documents
          ------------------------------------------------

     The Borrower or any Subsidiary of the Borrower shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Section 7.1, 7.3, 7.4, 7.10, 7.11, 7.12, 7.13 or 7.14) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Bridge Loan then outstanding of such default; or

     7.6  Involuntary Bankruptcy; Appointment of Custodian, Etc.
          ------------------------------------------------------

     A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:


          (A) is for relief against the Borrower or any Subsidiary of the Borrower in an involuntary case or proceeding, or

          (B) appoints a Custodian of the Borrower or any Subsidiary of the Borrower for all or substantially all of its properties, or

          (C) orders the liquidation of the Borrower or any Subsidiary of the Borrower,

          and in each case the order or decree remains unstayed and in effect for 60 days.

     7.7  Voluntary Bankruptcy; Appointment of Custodian, Etc.
          ----------------------------------------------------

     The Borrower or any Subsidiary of the Borrower pursuant to or within the meaning of any Bankruptcy Law:


          (A) commences a voluntary case or proceeding, or

          (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

          (E) consents to the filing of a petition in bankruptcy against it, or

          (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

     7.8  Judgments and Attachments
          -------------------------

     Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $5,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any Subsidiary of the Borrower or any of its or their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

     7.9  Dissolution
          -----------

     Any order, judgment or decree shall be entered against the Borrower or any Subsidiary of the Borrower decreeing the dissolution or split-up of the Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     7.10 Guarantee
          ---------

          (i) Any Guarantee or any provision thereof shall cease to be in full force and effect (other than in accordance with its express terms or the terms of this Agreement), or (ii) any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guarantee, or (iii) any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee; or

     7.11 ERISA
          -----

     Any ERISA Event shall have occurred with respect to any Pension Plan or Multiemployer Plan of the Borrower, its Subsidiaries or their respective ERISA Affiliates; the Amount of Unfunded Benefit Liabilities, which, when added to the aggregate Amount of Unfunded Benefit Liabilities with respect to all other Pension Plans, exceeds the aggregate Amount of Unfunded Benefit Liabilities that existed on the Closing Date; or any event shall have occurred with respect to any Foreign Plan which results in a liability to the Borrower or any of its Subsidiaries; and there shall result from any such event, events or underfunding described above the imposition of a Lien or a liability or a material risk of incurring a liability which Lien or liability in the opinion of the Agent or the Required Lenders has had or could reasonably be expected to have a Material Adverse Effect; or

     7.12 Foreclosure
          -----------

     The agent under the Senior Credit Facility or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Senior Credit Facility or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure; or

     7.13 Security for Glass Holdings Loan
          --------------------------------

     The Glass Holdings Pledge is, at any time prior to the repayment in full of the Glass Holdings Loan by Glass Holdings, declared to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect; or

     7.14 Failure to Make Tax Payments When Due
          -------------------------------------

     Failure of the Borrower, Glass Holdings or any other Affiliate of the Borrower to pay any material Taxes, assessments or other governmental charges imposed upon the Borrower, Glass Holdings or any other Affiliate of the Borrower or any of their respective material properties or assets or in respect of any of their respective franchises, business, income or property before any material penalty accrues thereon, or any claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its or their properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be
                                  --------
paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; or

     7.15 Failure to Perform Under Environmental Indemnity Agreement
          ----------------------------------------------------------

     The failure by Pocher Industries, Inc. to perform any of its obligations or comply with any covenants under the Environmental Indemnity Agreement.

     THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6 or 7.7, all of the unpaid principal amount of and accrued interest on the Bridge Loan and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the commitments of the Lenders hereunder shall, thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Agent shall upon written notice of the holder or holders of a majority in aggregate principal amount of the Bridge Loan then outstanding, by written notice to the Borrower and the agent under the Senior Credit Facility, declare all of the unpaid principal amount of and accrued interest on the Bridge

Loan and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the obligations of the Lenders hereunder shall thereupon terminate; provided that if any declaration of acceleration under this
          ---------
Agreement occurs solely because an Event of Default set forth in Section 7.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within thirty days of such acceleration of such Indebtedness and the Agent has received written notice thereof within such time and if no other Event of Default has occurred during such thirty-day period which has not been cured or waived in accordance with this Agreement. Nevertheless, if at any time after acceleration of the maturity of the Bridge Loan, the Borrower shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Bridge Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Bridge Notes due and payable solely by virtue of such acceleration) shall be remedied or waived pursuant to
Section 12.6, then the Agent shall, upon written notice of the holders of a majority in aggregate principal amount of the Bridge Loan then outstanding, by written notice to the Borrower rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

SECTION 8  SUBORDINATION

     8.1  Obligations Subordinated to Senior Indebtedness of the Borrower
          ---------------------------------------------------------------

     The Lenders covenant and agree that payments in respect of the Obligations by the Borrower shall be subordinated in accordance with the provisions of this
Section 8 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Senior Indebtedness of the Borrower, whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against the Borrower), that the subordination is for the benefit of the holders of Senior Indebtedness of the Borrower, and that each holder of Senior Indebtedness of the Borrower whether now outstanding or hereafter Incurred, shall be deemed to have acquired Senior Indebtedness of the Borrower in reliance upon the covenants and provisions contained in this Agreement.

     8.2  Priority and Payment Over of Proceeds in Certain Events
          -------------------------------------------------------

     (a)  Subordination on Dissolution, Liquidation or Reorganization of the
          ------------------------------------------------------------------
          Borrower.
          --------

Upon any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Borrower (including any interest accruing subsequent to an event specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against the Borrower) shall first be paid in full in cash or

Cash Equivalents, before the Lenders shall be entitled to receive any payment by the Borrower in respect of any Obligations and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Section 8 shall be made by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Borrower or their representatives to the extent necessary to pay all of the Senior Indebtedness of the Borrower to the holders of such Senior Indebtedness of the Borrower.

     (b)  Subordination on Default on Senior Indebtedness. Upon the maturity of
          -----------------------------------------------
any Senior Indebtedness of the Borrower by lapse of time, acceleration or otherwise, all Senior Indebtedness of the Borrower then due and payable shall first be paid in full in cash or Cash Equivalents, before any payment is made by the Borrower or any Person acting on behalf of the Borrower with respect to the Obligations. No direct or indirect payment by the Borrower or any Person acting on behalf of the Borrower of any Obligations whether pursuant to the terms of the Bridge Loan or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default (as defined in the document governing any Senior Indebtedness of the Borrower) in the payment of all or any portion of any principal, interest, fees, letter of credit reimbursement obligations or other amounts payable in respect of any Senior Indebtedness of the Borrower and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuation of any other Non-Payment Default with respect to the Senior Indebtedness of the Borrower, upon the (i) receipt by the Agent of written notice from the agent or representative of the holders of such Senior Indebtedness of such default or (ii) if such Non-Payment Default results from the acceleration of the Bridge Loan, the date of the acceleration of the Bridge Loan, no such payment may be made by the Borrower upon or in respect of the Obligations, for a period ("Payment Blockage Period") commencing on the date of receipt of such notice or the date of such acceleration and ending 179 days after receipt of such notice (unless such Payment Blockage Period shall be terminated by written notice to the Agent from such agent or representative) or 179 days after the date of such acceleration, whichever is the earlier to occur (provided such Senior Indebtedness shall theretofore not have been accelerated). Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period or successive Payment Blockage Periods with respect to the same payment on the Obligations extend beyond 179 days from the date the payment on the Obligations was due and (y) there must be 180 consecutive days in any 365-day period during which no Payment Blockage Period is in effect. For all purposes of this Section 8.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness of the Borrower initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders or by the agent or other representative of such Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c)  Rights and Obligations of the Lenders.  In the event that,
          -------------------------------------
notwithstanding the foregoing provisions prohibiting such payment or distribution, the Agent or any Lender shall have received any payment in respect of any Obligation (other than as permitted by Sections (a) and (b) of this Section 8.2) at a time when such payment is prohibited by this Section 8.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Senior Indebtedness of the Borrower and shall be paid over or delivered to the holders of the Senior Indebtedness of the Borrower remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Senior Indebtedness of the Borrower in accordance with the terms thereof after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Borrower.

     If payment in respect of the Obligations is accelerated because of an Event of Default, the Borrower shall promptly notify the agent or other representatives for Senior Indebtedness of the Borrower of such acceleration.

     Upon any payment or distribution of assets or securities referred to in this Section 8, the Lenders (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

     The Borrower shall promptly give written notice to each of the Lenders of any default or event of default under any Senior Indebtedness of the Borrower or under any agreement pursuant to which Senior Indebtedness of the Borrower may have been issued, and, in the event of any such event of default, shall provide to the Agent the names and addresses of the trustees or other representatives of holders of such Senior Indebtedness of the Borrower.

     With respect to the holders and owners of Senior Indebtedness of the Borrower, each Lender undertakes to perform only such obligations on the part of such Lender as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders or owners of Senior Indebtedness of the Borrower shall be read into this Agreement against the Lenders. The Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Senior Indebtedness of the Borrower or to any agent under the Senior Credit Facility or any other representative of the holders of the Senior Indebtedness of the Borrower.

     8.3  Payments May Be Paid Prior to Dissolution
          -----------------------------------------

     Nothing contained in this Section 8 or elsewhere in this Agreement shall prevent or delay (i) the Borrower, except under the conditions described in
Section 8.2, from making payments at any time for the purpose of making payments in respect of its Obligations, or from depositing with the Agent any moneys for such payments, or (ii) subject to Section 8.2, the application by the Agent of any moneys deposited with it for the purpose of making payments in respect of Obligations.

     8.4  Rights of Holders of Senior Indebtedness of the Borrower Not To Be
          ------------------------------------------------------------------
          Impaired
          --------

     No right of any present or future holder of any Senior Indebtedness of the Borrower to enforce subordination as provided in this Section 8 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Borrower with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing Section, such holders of Senior Indebtedness of the Borrower may, at any time and from time to time without impairing or releasing the subordination provided in this Section 8 or the obligations of the Lenders hereunder to the holders of Senior Indebtedness of the Borrower, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness of the Borrower or otherwise amend or supplement in any manner Senior Indebtedness of the Borrower or any instrument evidencing the same or any agreement under which any Senior Indebtedness of the Borrower is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness of the Borrower or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Borrower; and (iv) exercise or refrain from exercising any rights against the Borrower and any other Person. Each Lender by purchasing or accepting a Bridge Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness of the Borrower and notice of or proof of reliance by any holder or owner of Senior Indebtedness of the Borrower upon this Section 8 and the Senior Indebtedness of the Borrower shall conclusively be deemed to have been Incurred in reliance upon this Section 8, and all dealings between the Borrower and the holders and owners of the Senior Indebtedness of the Borrower shall be deemed to have been consummated in reliance upon this Section 8.

     The provisions of this Section 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness of the Borrower.

     8.5  Subrogation
          -----------

     Upon the payment in full in accordance with the terms of Section 8.2 of all amounts payable under or in respect of the Senior Indebtedness of the Borrower, the Lenders shall be subrogated to the rights of the holders of such Senior Indebtedness of the Borrower to receive payments or distributions of assets of the Borrower made on such Senior Indebtedness of the Borrower until the Obligations shall be paid in full in cash or Cash Equivalents; and for purposes of such subrogation no payments or distributions to holders of such Senior Indebtedness of the Borrower of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 8, and no payment over pursuant to the provisions of this Section 8 to holders of such Senior Indebtedness of the Borrower by the Lenders, shall, as between the Borrower, its creditors other than holders of such Senior Indebtedness of the Borrower and the Lenders, be deemed to be a payment by the Borrower to or on account of such Senior

Indebtedness of the Borrower, it being understood that the provisions of this
Section 8 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness of the Borrower, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Senior Indebtedness of the Borrower shall not limit the Lenders' rights of subrogation under this Section 8.5.

     If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 8 shall have been applied, pursuant to the provisions of this Section 8, to the payment of all amounts payable under the Senior Indebtedness of the Borrower, then and in such case, the Lenders shall be entitled to receive from the holders of such Senior Indebtedness of the Borrower at the time outstanding the full amount of any such payments or distributions received by such holders of Senior Indebtedness of the Borrower in excess of the amount sufficient to pay all Senior Indebtedness of the Borrower payable under or in respect of the Senior Indebtedness of the Borrower in full in cash or Cash Equivalents in accordance with the terms of
Section 8.2.

     8.6  Obligations of the Borrower Unconditional
          -----------------------------------------

     Nothing contained in this Section 8 or elsewhere in this Agreement is intended to or shall impair as between the Borrower and the Lenders the obligations of the Borrower, which are absolute and unconditional, to pay to the Lenders the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower other than the holders of the Senior Indebtedness of the Borrower, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 8 of the holders of such Senior Indebtedness of the Borrower in respect of cash, property or securities of the Borrower received upon the exercise of any such remedy.

     The failure to make a payment in respect of Obligations by reason of any provision of this Section 8 shall not prevent the occurrence of an Event of Default under Section 7.

     8.7  Lenders Authorize Agent to Effectuate Subordination
          ---------------------------------------------------

     Each Lender hereby authorizes and expressly directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 8 and appoints the Agent its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Borrower, the immediate filing of a claim for the unpaid balance of the Obligations in the form required in said proceedings and causing said claim to be approved. If the Agent does not file proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Borrower are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Lenders. In the event of any such proceeding, until the Senior Indebtedness of the Borrower is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Senior Indebtedness of the Borrower, no Lender shall waive, settle or compromise any such claim or claims relating to the Obligations that such Lender now or hereafter may have against the Borrower.

SECTION 9  THE AGENT

     9.1  Appointment
          -----------

     Each Lender hereby irrevocably designates and appoints First Union as Agent of such Lender to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes First Union as the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this
Section 9. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Borrower or any of its Subsidiaries.

     9.2  Delegation of Duties
          --------------------

     The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.3.

     9.3  Exculpatory Provisions
          ----------------------

     Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrower, any of its Subsidiaries or any of their respective officers to perform its or their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Bridge Loan or of the existence or possible existence of any Potential Event of Default or Event of Default.

     9.4  Reliance by Agent
          -----------------

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     9.5  Notice of Default
          -----------------

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default hereunder unless the Agent has actually received notice from a Lender or the Borrower referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, as between the Agent and the Lenders unless and until
         --------
the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6  Non-Reliance on Agent and Other Lenders
          ---------------------------------------

     Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Bridge Loan hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7  Indemnification
          ---------------

     The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided that no Lender shall be liable to the Agent for the
              --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 9.7 shall survive the payment in full of all Obligations.

     9.8  Agent in Its Individual Capacity
          --------------------------------

     The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Bridge Loan made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     9.9  Resignation of the Agent; Successor Agent
          -----------------------------------------

     The Agent may resign as the Agent upon 20 days' notice to the Lenders and the Borrower. Upon the resignation of the Agent, the Required Lenders shall appoint from among the Lenders a successor Agent which is a bank or a trust company for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10  GUARANTEE

     10.1 Unconditional Guarantee
          -----------------------

     Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Section 11, to each of the Lenders and to the Agent and their respective successors and assigns that (i) the principal of and interest on the Bridge Loan will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Bridge Loan and all other obligations of the Borrower to the Lenders or the Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Bridge Loan or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Bridge Loan or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Bridge Loan, this Agreement and in this Guarantee. If any Lender or the Agent is required by any court or otherwise to return to the Borrower, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Borrower or any Guarantor, any amount paid by the Borrower or any Guarantor to the Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

     In the event of a disposition of all of the assets or all of the Capital Stock of any Guarantor, by way of sale, merger, consolidation or otherwise, such Guarantor in the event of a disposition of all of the Capital Stock or all of the assets of such Guarantor or the surviving entity (whether or not such Guarantor) in the event of a merger or consolidation will be deemed released and relieved of its obligations under its Guarantee and this Agreement and the Person acquiring or owning the assets or Capital Stock of such Guarantor (if not otherwise required to be a Guarantor pursuant to the provisions of this Section 10.1) will not be required to enter into a Guarantee; provided, in each case,
                                                      --------
that such transaction is carried out pursuant to and in accordance with Section 6.6, 6.9, 6.13 and 6.14.

     10.2 Subordination of Guarantee
          --------------------------

     The obligations of each Guarantor to the Lenders and to the Agent pursuant to the Guarantee of such Guarantor and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Section 11.

     10.3 Severability
          ------------

     In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.4 Limitation of Guarantor's Liability
          -----------------------------------

     Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.
To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

     10.5 Guarantors May Consolidate, etc., on Certain Terms
          --------------------------------------------------

     (a) Nothing contained in this Agreement or in the Bridge Loan shall prevent any consolidation or merger of a Guarantor with or into the Borrower or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Borrower or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

     (b) Except as set forth in Section 6.6, nothing contained in this Agreement or in the Bridge Loan shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Borrower or another Guarantor (whether or not affiliated with the Guarantor); provided that,
                                                                  --------
subject to Section 10.5(a), (i) immediately after such transaction, and giving effect thereto, no Potential Event of Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Section 10, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form and substance to the Agent, executed and delivered to the Agent, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

     10.6 Contribution
          ------------

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or
                                  ----- --
distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Borrower's obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

     10.7 Waiver of Subrogation
          ---------------------

     Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Borrower, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Bridge Loan shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall, subject to the provisions of Section 8, Section 10.2 and Section 11, forthwith be paid to the Agent for the benefit of such Lenders to be credited and applied upon the Bridge Loan, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 10.7 is knowingly made in contemplation of such benefits.

     10.8 Evidence Guarantee
          ------------------

     To evidence their guarantees to the Lenders set forth in this Section 10, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit VII. Each such notation of Guarantee
                                   -----------
shall be signed on behalf of each Guarantor by two Officers, or an Officer and an assistant Secretary or one Officer shall sign and one Officer or an assistant Secretary (each of who shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Guarantee.

     10.9 Waiver of Stay, Extension or Usury Laws
          ---------------------------------------

     Each Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 11  SUBORDINATION OF GUARANTEE OBLIGATIONS

     11.1 Guarantee Obligations Subordinated to Guarantor Senior Indebtedness
          -------------------------------------------------------------------

     The Lenders covenant and agree that payments in respect of the obligations by a Guarantor in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") shall be subordinated in accordance with the provisions of this Section 11 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Guarantor Senior Indebtedness of such Guarantor whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against such Guarantor), that the subordination is for the benefit of the holders of Guarantor Senior Indebtedness, and that each holder of Guarantor Senior Indebtedness whether now outstanding or hereafter Incurred, shall be deemed to have acquired Guarantor Senior Indebtedness in reliance upon the covenants and provisions contained in this Agreement.

     11.2 Priority and Payment Over of Proceeds in Certain Events
          -------------------------------------------------------

     (a)  Subordination of Guarantee Obligations on Dissolution, Liquidation or
          ---------------------------------------------------------------------
Reorganization of Such Guarantor.  Upon any payment or distribution of assets or
--------------------------------
securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (other than a liquidation or dissolution of such Guarantor into the Borrower or another Guarantor), all Guarantor Senior Indebtedness of such Guarantor (including. any interest accruing subsequent to an event specified in Section
7.6 or 7.7 whether or not such interest is an allowed claim enforceable against such Guarantor) shall first be paid in full in cash or Cash Equivalents, before the Lenders shall be entitled to receive any payment with respect to any Guarantee Obligations of such Guarantor and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Section 11 shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor or their representatives to the extent necessary to pay all of the Guarantor Senior Indebtedness of such Guarantor to the holders of such Guarantor Senior Indebtedness.

     (b)  Subordination of Guarantee Obligations on Default on Senior
          -----------------------------------------------------------
          Indebtedness.
          ------------
Upon the maturity of any Guarantor Senior Indebtedness by lapse of time, acceleration or otherwise, all such Guarantor Senior Indebtedness then due and payable shall first be paid in full in cash or Cash Equivalents, before any payment is made by such Guarantor or any Person acting on behalf of such Guarantor with respect to the Guarantee Obligations of such Guarantor. No direct or indirect payment by any Guarantor or any Person acting on behalf of such Guarantor of any Guarantee obligations of such Guarantor whether pursuant to the terms of the Bridge Loan or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default (as defined in the document governing any such Guarantor Senior Indebtedness) in the payment of all or any portion of any principal, interest, fees, letter of credit reimbursement obligations or other amounts payable in respect of any such Guarantor Senior Indebtedness and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Guarantor Senior Indebtedness. In addition, during the continuation of any other Non-Payment Default with respect to any such Guarantor Senior Indebtedness of such Guarantor, upon the earlier of (i) receipt by the Agent of written notice from the agent or representative of the holders of such Senior Indebtedness or (ii) if such non-payment default results from the acceleration of the Bridge Loan, the date of acceleration of the Bridge Loan, no such payment may be made by such Guarantor under its Guarantee for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt of such notice or the date of the acceleration referred to in clause (ii) above, as the case may be, and ending on the earlier to occur of 179 days after receipt of such written notice by the Agent (unless such Guarantor Payment Blockage Period shall be terminated by written notice to the Agent from such agent) or 179 days after the date of such acceleration, whichever is the earlier to occur (provided such Guarantor Senior Indebtedness shall theretofore not have been accelerated). Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period or successive Guarantor Payment Blockage Periods with respect to the same payment on such Guarantee extend beyond 179 days from the date the payment on such Guarantee was due and (y) there must be 180 consecutive days in any 365-day period during which no Guarantor Payment Blockage Period is in effect. For all purposes of this Section 11.2(b), no event of default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Senior Indebtedness initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the holders or by the agent or other representative of such Guarantor Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c)  Rights and Obligations of the Lenders.  In the event that,
          -------------------------------------
notwithstanding the foregoing provisions prohibiting such payment or distribution, the Agent or any Lender shall have received any payment in respect of any Guarantee Obligation with respect to the Bridge Loan (other than permitted by Sections (a) and (b) of this Section 11.2) at a time when such payment is prohibited by this Section 11.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Guarantor Senior Indebtedness and shall be paid over or delivered to the holders of the Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Guarantor Senior Indebtedness in accordance with the terms thereof after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

     Nothing contained in this Section 11 will limit the right of the Lenders to take any action to accelerate the maturity of the Bridge Loan pursuant to
Section 7 or to pursue any rights or remedies hereunder or otherwise.

     Upon any payment or distribution of assets or securities referred to in this Section 11, the Lenders (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lender for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed hereon and all other facts pertinent thereto or to this Section 11.

     The Guarantors shall promptly give written notice to each of the Lenders of any default or event of default under any Guarantor Senior Indebtedness or under any agreement pursuant to which Guarantor Senior Indebtedness may have been issued, and, in the event of any such event of default, shall provide to the Agent the names and addresses of the trustees or other representatives of holders of such Guarantor Senior Indebtedness.

     With respect to the holders and owners of Guarantor Senior Indebtedness, each Lender undertakes to perform only such obligations on the part of such Lender as are specifically set forth in this Section 11, and no implied covenants or obligations with respect to the holders or owners of Guarantor Senior Indebtedness shall be read into this Agreement against the Lenders. The Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Guarantor Senior Indebtedness or to the agent under the Senior Credit Facility or any other representative of the holders of the Guarantor Senior Indebtedness.

     11.3 Payments May Be Paid Prior to Dissolution
          -----------------------------------------

     Nothing contained in this Section 11 or elsewhere in this Agreement shall prevent or delay (i) Guarantors, except under the conditions described in
Section 11.2, from making payments at any time for the purpose of making payments in respect of their respective Guarantee Obligations, or from depositing with the Agent any moneys for such payments, or (ii) subject to
Section 11.2, the application by the Agent of any moneys deposited with it for the purpose of making payments in respect of Guarantee Obligations.

     11.4 Rights of Holders of Guarantor Senior Indebtedness Not To Be Impaired
          ---------------------------------------------------------------------

     No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as provided in this Section 11 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Guarantors with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing Section, such holders of Guarantor Senior Indebtedness may, at any time and from time to time without impairing or releasing the subordination provided in this

Section 11 or the obligations of the Lenders hereunder to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Indebtedness or otherwise amend or supplement in any manner Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which any Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Guarantor Senior Indebtedness or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and
(iv) exercise or refrain from exercising any rights against the Guarantors and any other Person. Each Lender by purchasing or accepting a Bridge Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Indebtedness and notice of or proof of reliance by any holder or owner of Guarantor Senior Indebtedness upon this Section 11 and the Guarantor Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 11, and all dealings between the Guarantors and the holders and owners of the Guarantor Senior Indebtedness shall be deemed to have been consummated in reliance upon this
Section 11.

     The provisions of this Section 11 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Guarantor Senior Indebtedness.

     11.5 Subrogation
          -----------

     Upon the payment in full in accordance with the terms of Section 11.2 of all amounts payable under or in respect of Guarantor Senior Indebtedness, the Lenders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets of the Guarantors made on such Guarantor Senior Indebtedness until the Guarantee Obligations shall be paid in full in cash or Cash Equivalents and for purposes of such subrogation no payments or distributions to holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 11, and no payment over pursuant to the provisions of this Section 11 to holders of such Guarantor Senior Indebtedness by the Lenders, shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness and the Lenders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this
Section 11 are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Guarantor Senior Indebtedness shall not limit the Lenders' rights of subrogation under this
Section 11.5.

     If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 11 shall have been applied, pursuant to the provisions of this Section 11, to the payment of all amounts payable under the Guarantor Senior Indebtedness, then and in such case, the Lenders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding the full amount of any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all Guarantor Senior Indebtedness payable under or in respect of the Guarantor Senior Indebtedness in full in cash or Cash Equivalents in accordance with the terms of Section 11.2.

     11.6 Obligations of the Guarantors Unconditional
          -------------------------------------------

     Nothing contained in this Section 11 or elsewhere in this Agreement or in the Guarantees is intended to or shall impair as between the Guarantors and the Lenders the obligations of the Guarantors, which are absolute and unconditional, to pay to the Lenders the Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11 of the holders of such Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

     The failure to make a payment in respect of Guarantee Obligations by reason of any provision of this Section 11 shall not prevent the occurrence of an Event of Default under Section 7.

     11.7 Lenders Authorize Agent to Effectuate Subordination
          ---------------------------------------------------

     Each Lender hereby authorizes and expressly directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 11 and appoints the Agent its attorney in fact for such purpose including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance of the Guarantee Obligations in the form required in said proceedings and causing said claim to be approved. If the Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Lenders In the event of any such proceeding, until the Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Guarantor Senior Indebtedness, no Lender shall waive, settle or compromise any such claim or claims relating to the Guarantee Obligations that such Lender now or hereafter may have against the Guarantors.

SECTION 12  MISCELLANEOUS

     12.1 Representation of the Lenders
          -----------------------------

     Each Lender hereby represents that it is a commercial lender which makes loans in the ordinary course of its business and that it will make the Bridge Loan hereunder for its own account or the account of its affiliates in the ordinary course of such business.

     12.2 Participations in and Assignments of Bridge Loan
          ------------------------------------------------

     A. Each Lender shall have the right at any time to sell, assign, transfer or negotiate all or any portion of its Bridge Notes or its Bridge Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee. In the case of any sale, transfer or negotiation of all or part of the Bridge Loan or any Bridge Loan Commitment authorized under this Section 12.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement substantially in the form of Exhibit VIII hereto; provided that (i) at such time Section 2.1A
            ------------         --------
shall be deemed modified to reflect the Bridge Loan Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the Bridge Notes, new Bridge Notes will be issued, at the Borrower's expense to such new Lender and to the assigning Lender, such new Bridge Notes to be in conformity with the requirements of Section 2.1D (with appropriate modifications) to the extent needed to reflect the revised Bridge Loan Commitment, and (iii) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided,
                                                                      --------
further, that such transfer or assignment will not be effective until recorded
-------
by the Agent on the Register pursuant to Section 5.12. To the extent of any assignment pursuant to this Section 12.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Bridge Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Bridge Notes or Bridge Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 12.2A to an Eligible Assignee which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701 (a) (30) of the Internal Revenue Code) for Federal income tax purposes, the respective Eligible Assignee shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 12.2E(ii) Certificate) described in Section 12.2E.

     B. Each Lender may grant participations in all or any part of its Bridge Notes or its Bridge Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee.

     C. The Borrower shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Bridge Loan as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 12.2.

     D. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Bridge Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     E. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer)
and that is not a United States Person (as such term is defined in Section
7701 (a) (30) of the Internal Revenue Code) agrees to deliver to the Borrower and the Agent, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Bridge Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c) (3) (A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (X) a certificate substantially in the form of Exhibit IX hereto (a "Section 12.2E(ii) Certificate") and (Y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Bridge Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or a Section 12.2E(ii) Certificate and Form W-8 (or successor form), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Bridge Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such form or certificate; provided, however, that the Lender
                                         --------  -------
shall not be obligated to complete and deliver any form requiring disclosure of information or statements that it considers to be confidential or otherwise disadvantageous to disclose. Subject to the immediately succeeding sentence, and notwithstanding Section 12.19, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701 (a) (30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 12.2E, the Borrower agrees to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

     12.3 Expenses
          --------

     Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Borrower (including without limitation any opinions requested by the Lenders as to any legal matters arising hereunder), and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the actual and reasonable fees, expenses and disbursements of Cleary, Gottlieb, Steen & Hamilton in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Bridge Loan hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all actual and reasonable costs and expenses (including actual and reasonable attorneys fees, including allocated costs of internal counsel, and costs of settlement) incurred by the Lenders or the Agent in enforcing any Obligations of or in collecting any payments due from the Borrower or the Guarantors hereunder or under the Bridge Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

     12.4 Indemnitee
          ----------

     In addition to the payment of expenses pursuant to Section 12.3, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold each of the Lenders and the Agent and each of their respective officers, directors, employees, agents, representatives and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the actual and reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Amended and Restated Commitment Letter, the Lenders' agreements to make the Bridge Loan or the use or intended use of any of the proceeds of the Bridge Loan hereunder, the issuance of the Exchange Notes or the Take-Out Securities or the making of the Glass Holdings Loan including, without limitation, any Environmental Liabilities and Costs or the breach of any representation, warranty or covenant in this Agreement (the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation to an Indemnitee hereunder
--------
with respect to Indemnified Liabilities (i) to the extent such liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or
(C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     12.5 Setoff
          ------

     Subject to Section 8, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender, the Agent and each subsequent holder of any Bridge Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or any such subsequent holder to or for the credit or the account of the Borrower or the Borrower against and on account of the obligations and liabilities of the Borrower to such Person or such subsequent holder under this Agreement and the Bridge Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Bridge Notes, irrespective of whether or not (a) such Person or such subsequent holder shall have made any demand hereunder or (b) such Person or such subsequent holder shall have declared the principal of or the interest on its portion of the Bridge Loan and its Bridge Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     12.6 Amendments and Waivers
          ----------------------

     No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Bridge Notes, any Guarantee or, prior to the execution and delivery thereof, of the form of Registration Rights Agreement, or the form of the Senior Subordinated Indenture or consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Borrower or such Guarantor, as the case may be, and the Agent and the Required Lenders, and, upon the request of any Lender, the receipt of a written opinion of counsel of the Borrower addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of the Senior Credit Facility or any other Contractual Obligation of the Borrower in respect of Indebtedness for money borrowed or other material agreement of the Borrower known to such counsel after reasonable inquiry; provided that, notwithstanding
                                                --------
the third sentence of Section 12.15, without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Bridge Notes, any Guarantee or, prior to the execution and delivery thereof, of the form of Registration Rights

Agreement, or the form of the Senior Subordinated Indenture or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Bridge Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Bridge Note;
(iii) reduce the principal amount of any Bridge Note; (iv) make any Bridge Note payable in money other than that stated in the Bridge Note; (v) make any change in Section 2.4A(iv) or in the definition of Change of Control (it being understood that this clause (v), as it shall appear in the Senior Subordinated Indenture, shall omit references to Section 2.4A(iv) hereto, as such Section shall appear in the Senior Subordinated Indenture and references to the definition of Change of Control), in the last paragraph of Section 7 or in
Section 8.5, 11.5 or 12.6; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; (vii) modify the provisions of Section 8 or any of the defined terms related thereto in any manner adverse to the Lenders; or (viii) waive performance by the Borrower of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2.4A(iv) (it being understood that this clause (viii) shall be omitted from the Senior Subordinated Indenture); and provided, further,
                                                              --------  -------
that without the consent of the Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of
Section 9 as the same applies to the Agent or any other provision of this Agreement as it relates to the rights or obligations of the Agent. No amendment, modification or waiver of any provision of this Agreement, the Bridge Notes, any Guarantee or the form of the Senior Subordinated Indenture shall adversely affect the rights of the holders of Senior Indebtedness or the holders of Guarantor Senior Indebtedness without their consent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.6 shall be binding upon each holder of the Bridge Notes at the time outstanding, each further holder of the Bridge Notes, and, if signed by the Borrower or a Guarantor, on the Borrower and such Guarantor.

     12.7 Independence of Covenants
          -------------------------

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     12.8 Entirety
          --------

     The Loan Documents and the Amended and Restated Commitment Letter embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     12.9  Notices
           -------

     Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided
                                                                      --------
that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.9) shall be set forth under each party's name on the signature pages hereto.

     12.10 Survival of Warranties and Certain Agreements
           ---------------------------------------------

     A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Amended and Restated Commitment Letter, the making of the Bridge Loan hereunder and the execution and delivery of the Bridge Notes and, notwithstanding the making of the Bridge Loan, the execution and delivery of the Bridge Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 12.3, 12.4, 12.14, 12.15, 12.17, 12.19, 12.20, 12.22 and 12.23 shall survive the payment of the Bridge Loan and the Bridge Notes and the termination of this Agreement.

     12.11 Failure or Indulgence Not Waiver; Remedies Cumulative
           -----------------------------------------------------

     No failure or delay on the part of the Agent or any Lender or any holder of any Bridge Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Bridge Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Bridge Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

     12.12 Severability
           ------------

     In case any provision in or obligation under this Agreement, under a Guarantee or the Bridge Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     12.13 Headings
           --------

     Section and Sub-section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     12.14 Applicable Law
           --------------

     THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     12.15 Successors and Assigns; Subsequent Holders of Bridge Notes
           ----------------------------------------------------------

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Guarantee shall inure to the benefit of any assignee or transferee of the Bridge Notes pursuant to Section 12.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee which becomes a Lender pursuant to Section 12.2A, all subject to the terms and conditions hereof. Except as provided in Section 12.6, in determining whether the holders of a sufficient aggregate principal amount of the Bridge Loan shall have consented to any action under this Agreement, any amount of the Bridge Loan owned or held by the Borrower, any Guarantor or any of their respective Affiliates shall be disregarded. The Borrower's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

     12.16 Counterparts; Effectiveness
           ---------------------------

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Borrower and each Lender prompt notice of the effectiveness of this Agreement.

     12.17 Consent to Jurisdiction; Venue; Waiver of Jury Trial
           ----------------------------------------------------

     A. Any legal action or proceeding with respect to this Agreement, any Bridge Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Bridge Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to
Section 12.9, such service to become effective 30 days after such mailing To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Bridge Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commerce legal proceedings or otherwise proceed against any party in any other jurisdiction.

     B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Bridge Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Bridge Notes or the Guarantees or the transactions contemplated hereby or thereby.

     12.18 Payments Pro Rata
           -----------------

     A. The Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Bridge Notes from or on behalf of the Borrower or any Guarantor, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

     B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Bridge Loan of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of
                                      --------
such excess amount is
thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     12.19 Taxes
           -----

     A. Each payment by the Borrower or a Guarantor under this Agreement or under any of the other Loan Documents shall, except as required by law, be made without withholding or deduction for or on account of any and all present or future Taxes. If any Taxes are required to be withheld or deducted from any such payment, the Borrower (or, if the payment is made by a Guarantor, such Guarantor) shall give notice to the Agent (which shall promptly provide a copy to each Lender) and shall pay such additional amounts as may be necessary to ensure that the net amount actually received by each Lender and the Agent after such withholding or deduction is equal to the amount that each Lender and the Agent would have received had no such withholding or deduction been required, provided, however, that no such additional amounts shall be payable in respect
--------  -------
of (i) in the case of each Lender and the Agent, any Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized (unless such Taxes are imposed solely because the payment was made by a Guarantor and would not have been imposed had such payment instead been made by the Borrower) or (ii) any Taxes imposed on a payee by reason of such payee's failure or inability to comply with the provisions of
Section 12.2E of this Agreement.

     B. The Borrower shall pay all Taxes referred to in Section 12.19A before penalties are payable or interest accrues thereon, but if any such penalties are payable or interest accrues, the Borrower shall make payment thereof when due to the appropriate governmental authority.

     C. The Borrower shall pay any present or future stamp, transfer or documentary taxes or any other excise or property taxes, charges or similar levies, and any penalties, additions to tax or interest due with respect thereto, that may be imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Borrower hereunder or under any of the other Loan Documents or in connection with the execution, delivery or registration of this Agreement or any of the other Loan Documents.

     D. If any Lender or the Agent pays any Taxes or other amounts that the Borrower or a Guarantor is required to pay pursuant to this Section 12.19, the Borrower shall indemnify it on demand in full in the currency in which such Taxes or other amounts are paid, whether or not such Taxes were correctly or legally asserted, on an after-tax basis together with interest thereon from and including the date of payment to but excluding the date of reimbursement at a rate per annum determined in accordance with Section 2.2.

     E. The Borrower shall furnish to the Agent and each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes made by the Borrower within 30 days after each such payment of Taxes.

     F. The provisions of this Section 12.19 shall survive the termination of the Agreement and repayment of all Obligations.

     12.20 Waiver of Stay, Extension or Usury Laws
           ---------------------------------------

     The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on the Bridge Loan as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

     12.21 Requirements of Law
           -------------------

     (a) The Borrower shall pay to each Lender on demand the amount such Lender reasonably determines to be necessary to compensate it fully for all costs incurred and reductions in amounts received or receivable that are attributable to the Bridge Loans made by such Lender hereunder or the performance by such Lender of its obligations under this Agreement and that occur by reason of the adoption of, or any change in, any law, regulation or treaty or in the application or interpretation thereof or compliance by such Lender with any direction, requirement or request of any governmental authority, including, without limitation, any such cost or reduction resulting from (a) the imposition, amendment or change in the application or basis of any Taxes other than (i) any Taxes referred to in Section 12.19A required to be withheld or deducted from payments by the Borrower or any Guarantor or (ii) any Taxes imposed on or measured by the net income of the Lender and imposed by the jurisdiction in which such Lender's principal office is situated, (b) the imposition or amendment of any reserve, special deposit or similar requirement against assets of, liabilities of, deposits with or for the account of, or loans by, such Lender or (c) the imposition or amendment of any capital requirements that have the effect of reducing the rate of return on such Lender's capital as a consequence of the Bridge Loans made by such Lender hereunder to a level below that which it could have achieved but for such adoption, change or compliance.

     (b) The Borrower shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section 12.21 unless such Lender has given written notice to the Borrower, through the Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender requests compensation from the Borrower under this Section 12.21, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or continue Bridge Loans, until the requirement of law giving rise to such request ceases to be in effect; provided that such
                                                    --------
suspension shall not affect the right of such Lender to receive the compensation so requested.

     12.22 Confidentiality
           ---------------

     Each Lender shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by the Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that (i) in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Bridge Loan or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, that unless
                                                     --------
specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and
(ii) a Lender may share with any of its Affiliates, and such Affiliates may share with any Lender, any information related to the Borrower or any of its Affiliates (including information relating to creditworthiness), the JV Transactions or the financing therefor; and provided, further, that in no event
                                            --------  -------
shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries. In connection with any sales, assignments or transfers referred to in Section 12.2A, a Lender shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to the Borrower, that such parties will comply with this
Section 12.22.

     12.23 Compensation
           ------------

     The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Bridge Loan but excluding loss of anticipated profit with respect to any Bridge Loan) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Agent) a borrowing of the Bridge Loan does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrower);
(ii) if any repayment of the Bridge Loan occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Bridge Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other default by the Borrower to repay its Bridge Loan when required by the terms of this Agreement. Calculation of all amounts payable to a Lender under this Section 12.23 shall be made as though that Lender had actually funded the Bridge Loan utilizing the Applicable LIBOR Based Rate, through the purchase of a LIBOR rate deposit bearing interest at the Applicable LIBOR Based Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                 BORROWER:


                                 BGF INDUSTRIES, INC.


                                 By: /s/ Philippe Dorier
                                     ---------------------------------
                                 Name:  Phillipe Dorier
                                 Title: Senior Vice President, Chief
                                        Financial Officer


                                 Notice Address:

                                    3802 Robert Porcher Way
                                    Greensboro, NC  27410
                                    Attention:  Phillipe Dorier


                                 Telephone:  (336) 545-0011
                                 Telecopy:   (336) 545-7715

                                 AGENT:


                                    FIRST UNION INVESTORS, INC.
                                    as agent



                                 By: /s/ Rick Fogg
                                     -----------------------------------
                                     Name:Rick Fogg
                                     Title: Director



                                 Notice Address:
                                     301 South College Street TW-10
                                     Charlotte, NC  28288-0604
                                     Attention:  Scott Chappell


                                 Telephone: (704) 383-0648
                                 Telecopy:  (704) 383-9527


                                 LENDERS:


Commitment: $ 65,000,000         FIRST UNION INVESTORS, INC.


                                 By: /s/ Rick Fogg
                                     -----------------------------------
                                     Name: Rick Fogg
                                     Title: Director



                                 Notice Address:
                                     301 South College Street TW-10
                                     Charlotte, NC  28288-0604
                                     Attention:  Scott Chappell


                                 Telephone:  (704) 383-0648
                                 Telecopy:   (704) 383-9527